Exhibit 10.10

THE COVE AT OYSTER POINT

LEASE

This Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between HCP OYSTER POINT III LLC, a Delaware limited liability company (“Landlord”), and THE COLUMN GROUP, LLC, a Delaware limited liability company (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION

1. Date:	September 6, 2016

2. Premises (Article 1).

2.1 Building:	That certain five-story building containing approximately 132,797 rentable square feet of space (“RSF”) located at: 171 Oyster Point Boulevard South San Francisco, California 94080

2.2 Premises:	Approximately 32,370 RSF on the fifth (5th) floor of the Building, as further set forth in Exhibit A to the Lease.

3. Lease Term (Article 2).

3.1 Length of Term:	Eight (8) years.

3.2 Lease Commencement Date:	The date that is the later of (i) the date the Premises are “Ready for Occupancy”, as defined in the Tenant Work Letter attached hereto as Exhibit B, and (ii) June 1, 2017.

3.3 Lease Expiration Date:	The day prior to the eighth (8th) anniversary of the Lease Commencement Date.

4. Base Rent (Article 3):

Lease Year	Annualized Base Rent	Monthly Installment of Base Rent	Approximate Monthly Base Rent per RSF
1* (months 1 – 5)	$941,967.00	$78,497.25	$4.85
1 (months 6 – 12)	$1,883,934.00	$156,994.50	$4.85
2	$1,949,871.69	$162,489.31	$5.02
3	$2,018,117.20	$168,176.43	$5.20

4	$2,088,751.30	$174,062.61	$5.38
5	$2,161,857.60	$180,154.80	$5.57
6	$2,237,522.61	$186,460.22	$5.76
7	$2,315,835.90	$192,986.33	$5.96
8	$2,396,890.16	$199,740.85	$6.17

*  Note that for the first five (5) months of the first (1st) Lease Year of the Lease Term, Tenant’s Base Rent obligation has been calculated as if the Premises contained only 16,185 rentable square feet. Such calculation shall not affect Tenant’s right to use the entire Premises, or Tenant’s obligations under this Lease with respect to the entire Premises, including without limitation, Tenant’s obligation to pay Tenant’s Share of Direct Expenses with respect to the Premises which shall be as provided in Section 6 of this Summary, all in accordance with the terms and conditions of this Lease.

Address for Payment of Rent:

If by check, remittances should be mailed to:

HCP Life Sciences REIT

File 51142

Los Angeles, CA 90074-1142

If by ACH, remit to:

HCP Life Sciences REIT Bank of America

ABA:

Acct:

If by Wire, remit to:

HCP Life Sciences REIT Bank of America

ABA:

Acct:

If by overnight mail, remit to:

Bank of America Lockbox Services

Lockbox 51142

2706 Media Center Drive

Los Angeles, CA 90065-1733

5. Tenant Improvement Allowance (Exhibit B):	$140.00 per RSF of the Premises (i.e., $4,531,800.00).

6. Tenant’s Share (Article 4):	24.38%.

7. Permitted Use (Article 5):	The Premises shall be used only for general office, research and development, engineering, lab scale manufacturing and laboratory and vivarium uses, including, but not limited to, administrative offices and other lawful uses reasonably related to or incidental to such specified uses, all (i) consistent with first class life sciences projects in South San Francisco, California (“First Class Life Sciences Projects”), and (ii) in compliance with, and subject to, applicable laws and the terms of this Lease.

8. Letter of Credit (Article 21):	$399,481.70.

9. Parking (Article 28):	83 unreserved parking spaces, subject to the terms of Article 28 of the Lease.

10. Address of Tenant (Section 29.18):	The Column Group, LLC 1700 Owens Street, Suite 500 San Francisco, CA 94158 Attention: Head of Administration

11. Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

12. Broker(s) (Section 29.24):	Newmark Cornish & Carey and CBRE, Inc.

1. PREMISES, BUILDING, PROJECT, AND COMMON AREAS.

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto. The outline of the “Building” and the “Project,” as those terms are defined in Section 1.1.2 below, are further depicted on the Site Plan attached hereto as Exhibit A. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below, and that the square footage of the Premises shall be as set forth in Section 2.1 of the Summary of Basic Lease Information. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Building and Premises have not undergone inspection by a Certified Access Specialist (CASp). Landlord shall deliver the Premises to Tenant in good, vacant, broom clean condition, in compliance with all Applicable Laws, with the roof water-tight and shall cause the plumbing, electrical systems, fire sprinkler system, lighting, and all other building systems serving the Premises, including the Generator, in good operating condition and repair on or before the Lease Commencement Date, or such earlier date as Landlord and Tenant mutually agree. Landlord will be responsible for causing the exterior of the Building, the existing Building entrances, and all exterior Common Areas (including required striping and handicapped spaces in the parking areas) to be in compliance with ADA and parking requirements, to the extent required to allow the legal occupancy of the Premises or completion of the Tenant Improvements.

1.1.2 The Building and The Project. The Premises constitutes the space set forth in Section 2.1 of the Summary (the “Building”). The Building is part of an office/laboratory project currently known as “The Cove at Oyster Point.” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, (iii) the other office/laboratory buildings located at The Cove at Oyster Point, and the land upon which such adjacent office/laboratory buildings are located, and (iv) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project (provided that any such additions do not increase Tenant’s obligations under this Lease).

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project, which shall include the shipping and receiving area in the Building (such areas, together with such other portions of the Project designated by Landlord, in its discretion, are collectively referred to herein as the “Common Areas”). Landlord shall maintain and operate the Common Areas, including all sprinkler and other systems serving the Common Areas, in a first class manner, and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may reasonably make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, provided that in connection therewith Landlord will use commercially reasonable efforts to minimize any interference with Tenant’s use of and access to the Premises and parking areas. Landlord hereby acknowledges that as of the date of this Lease Landlord is planning to construct and operate an amenities center in the Project for use by the tenants of the Project during the Lease Term, and in connection therewith Landlord agrees to utilize commercially reasonable efforts to operate and maintain such amenities center (which amenities center shall include a café) throughout the

Lease Term (provided that Tenant acknowledges that the amenities center is currently anticipated to begin operations after the Lease Commencement Date); provided, however, Tenant nevertheless acknowledges herby that if despite such commercially reasonable efforts Landlord is unable for any reason to maintain continuous operation of the amenities center during the Lease Term, in no event shall such failure be deemed a default of the Lease, nor shall such failure impact the validity of this Lease and Landlord shall not be subject to any liability for such failure, provided that in such event Landlord shall utilize commercially reasonable efforts to provide replacement food services to Tenant (e.g., an on-site café in a different location or the routine scheduling of food trucks to the Project).

1.2 Rentable Square Feet of Premises. Tenant hereby acknowledges and agrees that Landlord shall have the one-time right during the Lease Term to remeasure the rentable square footage of the Premises and/or Building in accordance with the terms of this Section 1.2. Any such remeasurement shall be determined in accordance with the standards set forth in ANSI Z65.1-2010, as promulgated by the Building Owners and Managers Association (the “BOMA Standard”), and subject to related guidelines applicable thereto. Landlord’s space planner/architect shall certify any such remeasurement and shall provide reasonable documentation to Tenant for Tenant’s review following such remeasurement. In the event that Landlord’s space planner/architect determines that the rentable square footage of the Premises and/or Building are different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such amounts (including, without limitation, the amount of the Base Rent, Tenant Improvement Allowance, First Additional TI Allowance, Second Additional TI Allowance, and Tenant’s Share) shall be modified in accordance with such determination, provided that Landlord and Tenant hereby acknowledge and agree that the rentable square footage of the Premises shall not increase by more than one percent (1%) from the rentable square footage set forth in Section 2.2 of the Summary. If such determination is made, it will be confirmed in writing by Landlord to Tenant.

2. LEASE TERM; OPTION TERM.

2.1 Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof. Notwithstanding the foregoing, if Landlord has not delivered possession of the Premises in the condition required by Section 1.1.1, above, (1) on or before September 1, 2017, then, as Tenant’s sole remedy for such delay, the date Tenant is otherwise obligated to commence payment of rent shall be delayed by one day for each day that the delivery date is delayed beyond such date, or (2) January 1, 2018, then, Tenant shall also have the right to terminate this Lease by written notice thereof to Landlord, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant. The foregoing dates shall be extended to the extent of any delays in delivery of possession caused by (i) Tenant Delay, as provided in Section 1(j) of the Tenant Work Letter, or (ii) war, terrorism, acts of God, natural disaster, civil unrest, governmental strike or area-wide or industry-wide labor disputes, inability to obtain services, labor, or materials or reasonable substitutes therefor, or delays due to utility companies that are not the result of any action or inaction of Landlord (provided that any such delay in this item (ii) shall not extend any such date by more than ninety (90) days).

2.2 Option Term.

2.2.1 Option Right. Landlord hereby grants to the Tenant originally named in this Lease (the “Original Tenant”), and its “Permitted Assignees”, as that term is defined in Section 14.8, below, two (2) options to extend the Lease Term for a period of five (5) years (each, an “Option Term”), which option shall be irrevocably exercised only by written notice delivered by Tenant to Landlord not more than twelve (12) months nor less than nine (9) months prior to the expiration of the then Lease Term, provided that the following conditions (the “Option Conditions”) are satisfied: (i) as of the date of delivery of such notice, Tenant is not in default under this Lease, after the expiration of any applicable notice and cure period; (ii) Tenant has not previously been in default under this Lease, after the expiration of any applicable notice and cure period, more than twice in the twelve (12) month period prior to the date of Tenant’s attempted exercise; and (iii) the Lease then remains in full force and effect. Landlord may, at Landlord’s option, exercised in Landlord’s sole and absolute discretion, waive any of the Option Conditions in which case the option, if otherwise properly exercised by Tenant, shall remain in full force and effect. Upon the proper exercise of such option to extend, and provided that Tenant satisfies all of the Option Conditions (except those, if any, which are waived by Landlord), the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall be personal to Original Tenant and any Permitted Assignees, and may be exercised by Original Tenant or such Permitted Assignees (and not by any assignee, sublessee or other “Transferee,” as that term is defined in Section 14.1 of this Lease, of Tenant’s interest in this Lease). Notwithstanding any contrary provision of this Section 2.2, in no event may Tenant exercise its right to extend the Lease Term for the second (2nd) Option Term under this Section 2.2 if Tenant fails to timely exercise its right to extend the initial Lease Term for the first (1st) Option Term under this Section 2.2.

2.2.2 Option Rent. The annual Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the “Fair Rental Value,” as that term is defined below, for the Premises as of the commencement date of the Option Term. The “Fair Rental Value,” as used in this Lease, shall be equal to the annual rent per rentable square foot (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants (pursuant to leases consummated within the twelve (12) month period preceding the first day of the Option Term), are leasing non-sublease, non-encumbered, non-equity space which is not significantly greater or smaller in size than the subject space, with a comparable level of improvements (excluding any property that Tenant would be allowed to remove from the Premises at the termination of the Lease), for a comparable lease term, in an arm’s length transaction, which comparable space is located in the “Comparable Buildings,” as that term is defined in this Section 2.2.2, below (transactions satisfying the foregoing criteria shall be known as the “Comparable Transactions”), taking into consideration the following concessions (the “Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same can be utilized by a general office/lab user other than Tenant; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Rental Value, no consideration shall be given to the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to extend the Lease Term, or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space. The Concessions shall be reflected in the effective rental rate (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant)) payable by Tenant. The term “Comparable Buildings” shall mean the Building and those other life sciences buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation of to the building), quality of construction, level of services and amenities, size and appearance, and are located in South San Francisco, California and the surrounding commercial area.

2.2.3 Determination of Option Rent. In the event Tenant timely and appropriately exercises an option to extend the Lease Term, Landlord shall notify Tenant of Landlord’s determination of the Option Rent within thirty (30) days thereafter. If Tenant, on or before the date which is ten (10) days following the date upon which Tenant receives Landlord’s determination of the Option Rent, in good faith objects to Landlord’s determination of the Option Rent, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) days following Tenant’s objection to the Option Rent (the “Outside Agreement Date”), then Tenant shall have the right to withdraw its exercise of the option by delivering written notice thereof to Landlord within five (5) days thereafter, in which event Tenant’s right to extend the Lease pursuant to this Section 2.2 shall be of no further force or effect. If Tenant does not withdraw its exercise of the extension option, each party shall make a separate determination of the Option Rent, as the case may be, within ten (10) days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.3.1 through 2.2.3.7, below. If Tenant fails to object to Landlord’s determination of the Option Rent within the time period set forth herein, then Tenant shall be deemed to have objected to Landlord’s determination of Option Rent.

2.2.3.1 Landlord and Tenant shall each appoint one arbitrator who shall be a real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of other class A life sciences buildings located in the South San Francisco market area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent, taking into account the requirements of Section 2.2.2 of this Lease, as determined by the arbitrators. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.”

2.2.3.2 The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

2.2.3.3 The three arbitrators shall, within thirty (30) days of the appointment of the Neutral Arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent, and shall notify Landlord and Tenant thereof.

2.2.3.4 The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

2.2.3.5 If either Landlord or Tenant fails to appoint an Advocate Arbitrator within fifteen (15) days after the Outside Agreement Date, then either party may petition the presiding judge of the Superior Court of San Mateo County to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.3.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

2.2.3.6 If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of San Mateo County to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.3.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

2.2.3.7 The cost of the arbitration shall be paid by Landlord and Tenant equally.

2.2.3.8 In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the Option Rent initially provided by Landlord to Tenant, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party.

3. BASE RENT. Tenant shall pay, without prior notice or demand, to Landlord at the address set forth in Section 4 of the Summary, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

4. ADDITIONAL RENT.

4.1 General Terms.

4.1.1 Direct Expenses; Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively, allocable to the Building as described in Section 4.3. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.1.2 Triple Net Lease. Landlord and Tenant acknowledge that, to the extent provided in this Lease, it is their intent and agreement that this Lease be a “TRIPLE NET” lease and that as such, the provisions contained in this Lease are intended to pass on to Tenant or reimburse Landlord for the costs and expenses reasonably associated with this Lease, the Building and the Project, and Tenant’s operation therefrom to the extent provided in this Lease. To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as Additional Rent.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 Intentionally Deleted.

4.2.2 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing and maintaining the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which are reasonably likely to increase Operating Expenses during the Lease Term, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project and Premises as reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area operation, repair, restoration, and maintenance; (vi) management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any easement pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) over such period of time as Landlord shall reasonably determine, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or to reduce current or future Operating Expenses or to enhance the safety or security of the Project or its occupants, (B) which are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (D) which are required under any governmental law or regulation; provided, however, that any capital expenditure shall be amortized (including reasonable interest on the amortized cost) over the reasonable useful life of such capital item; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below, and (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the property, any parking licenses, and any agreements with transit agencies affecting the Property (collectively, “Underlying Documents”). Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a) costs, including legal fees, space planners’ fees, advertising and promotional expenses (except as otherwise set forth above), and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

(b) except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest;

(c) costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else, electric power costs for which any tenant directly contracts with the local public service company and costs of utilities and services provided to other tenants that are not provided to Tenant;

(d) any bad debt loss, rent loss, or reserves for bad debts or rent loss or other reserves to the extent not used in the same year;

(e) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(f) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g) amount paid as ground rental for the Project by the Landlord;

(h) except for a property management fee not to exceed three percent (3%) of gross revenues, overhead and profit increment paid to the Landlord, and any amounts paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord (other than as direct reimbursement for costs which, if incurred directly by Landlord, would properly be included in Operating Expenses);

(j) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing engineering, janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

(k) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(m) rent for the amenities center or for any office space occupied by Project management personnel;

(n) costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors in connection with this Lease;

(o) costs incurred to comply with laws relating to the removal or remediation of hazardous material (as defined under applicable law), and any costs of fines or penalties relating to the presence of hazardous material, in each case to the extent not brought into the Building or Premises by Tenant or any Tenant Parties;

(p) costs to correct any construction defect in the Project or to remedy any violation of a covenant, condition, restriction, underwriter’s requirement or law that exists as of the Lease Commencement Date;

(q) capital costs occasioned by casualties or condemnation.

(r) legal fees, accountants’ fees (other than normal bookkeeping expenses) and other expenses incurred in connection with disputes of tenants or other occupants of the Project or associated with the enforcement of the terms of any leases with tenants or the defense of Landlord’s title to or interest in the Project or any part thereof;

(s) costs incurred due to a violation by Landlord or any other tenant of the Project of the terms and conditions of a lease; and

(t) self-insurance retentions.

4.2.5 Taxes.

4.2.5.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises or the improvements thereon.

4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses. Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, transfer taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.5 of this Lease, (iv) assessments in excess of the amount which would be payable if such assessment expense were paid in installments over the longest permitted term; (v) taxes imposed on land and improvements other than the Project; and (vi) tax increases resulting from the improvement of any of the Project for the sole use of other occupants.

4.2.6 “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.

4.3 Allocation of Direct Expenses. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be shared between the Building and the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consist of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the Building (as opposed to other buildings in the Project). Such portion of Direct Expenses allocated to the Building shall include all Direct Expenses attributable solely to the Building and a pro rata portion of the Direct Expenses attributable to the Project as a whole, and shall not include Direct Expenses attributable solely to other buildings in the Project.

4.4 Calculation and Payment of Additional Rent. Commencing on the Lease Commencement Date, Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant’s Share of Direct Expenses for each Expense Year during the Lease Term.

4.4.1 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall give to Tenant within five (5) months following the end of each Expense Year, a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Direct Expenses. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due that is at least thirty (30) days thereafter, the full amount of Tenant’s Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Direct Expenses,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall immediately pay to Landlord such amount, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant’s Share of any Direct Expenses attributable to any Expense Year which are first billed to Tenant more than two (2) calendar years after the earlier of the expiration of the applicable Expense Year or the Lease Expiration Date, provided that in any event Tenant shall be responsible for Tenant’s Share of Direct Expenses levied by any governmental authority or by any public utility companies at any time following the Lease Expiration Date which are attributable to any Expense Year (provided that Landlord delivers Tenant a bill for such amounts within two (2) years following Landlord’s receipt of the bill therefor).

4.4.2 Statement of Estimated Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant’s Share of Direct Expenses (the “Estimated Direct Expenses”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due that is at least thirty (30) days thereafter, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.6 Landlord’s Books and Records. Within one hundred twenty (120) days after receipt by Tenant of a Statement, if Tenant disputes the amount of Additional Rent set forth in the Statement, a member of Tenant’s finance department, or an independent certified public accountant (which accountant is a member of a nationally recognized accounting firm and is not working on a contingency fee basis) (“Tenant’s Accountant”), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records with respect to the Statement at Landlord’s offices, provided that there is no existing Event of Default and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be. In connection with such inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant’s failure to dispute the amount of Additional Rent set forth in any Statement within one hundred twenty (120) days of Tenant’s receipt of such Statement shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such Accountant determines that Direct Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord, and Landlord shall reimburse Tenant’s the cost of the Tenant’s Accountant

(provided that such cost shall be a reasonable market cost for such services). Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

5. USE OF PREMISES.

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2 Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use or permit any person or persons to use, the Premises or any part thereof for any use or purpose in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect. Landlord shall have the right to impose reasonable, nondiscriminatory and customary rules and regulations regarding the use of the Project that do not unreasonably interfere with Tenant’s use of the Premises, as reasonably deemed necessary by Landlord with respect to the orderly operation of the Project, and Tenant shall comply with such reasonable rules and regulations. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project, so long as the same do not unreasonably interfere with Tenant’s use of the Premises or parking rights or materially increase Tenant’s obligations or decrease Tenant’s rights under this Lease.

5.3 Hazardous Materials.

5.3.1 Tenant’s Obligations.

5.3.1.1 Prohibitions. As a material inducement to Landlord to enter into this Lease with Tenant, Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (the “Environmental Questionnaire”), which is attached as Exhibit E. Tenant agrees that except for those chemicals or materials, and their respective quantities, specifically listed on the Environmental Questionnaire (as the same may be updated from time to time as provided below), neither Tenant nor Tenant’s employees, contractors and subcontractors of any tier, entities with a contractual relationship with Tenant (other than Landlord), or any entity acting as an agent or sub-agent of Tenant (collectively, “Tenant’s Agents”) will produce, use, store or generate any “Hazardous Materials,” as that term is defined below, on, under or about the Premises, nor cause any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or “Released,” as that term is defined below, on, in, under or about the Premises. If any information provided to Landlord by Tenant on the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials is intentionally false, incomplete, or misleading in any material respect, the same shall be deemed a default by Tenant under this Lease. Upon Landlord’s request, or in the event of any material change in Tenant’s use of Hazardous Materials in the Premises, Tenant shall deliver to Landlord an updated Environmental Questionnaire at least once a year. Tenant shall notify Landlord prior to using any Hazardous Materials in the Premises not described on the initial Environmental Questionnaire, and, to the extent such use would, in Landlord’s reasonable judgment, cause a material increase in the risk of liability compared to the uses previously allowed in the Premises, such additional use shall be subject to Landlord’s prior consent, which may be withheld in Landlord’s reasonable discretion. Tenant shall not install or permit Tenant’s Agents to install any underground storage tank on the Premises. For purposes of this Lease, “Hazardous Materials” means all flammable explosives, petroleum and petroleum products, waste oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls (“PCBs”), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in, the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under any Environmental Laws. For purposes of this Lease, “Release” or “Released” or “Releases” shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment. Landlord acknowledges that Tenant will be installing and using fume hoods in the Premises and that emissions of Hazardous Materials into the air in compliance with all Environmental Laws shall not be considered Releases.

5.3.1.2 Notices to Landlord. Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) days after (i) the occurrence of any actual, alleged or threatened Release of any Hazardous Material in, on, under, from, about or in the vicinity of the Premises (whether past or present), regardless of the source or quantity of any such Release, or (ii) Tenant becomes aware of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises, or (iii) Tenant becomes aware of any claims by any person or entity relating to any Hazardous Materials in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury. Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Materials Claims”. Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Materials Claims. Additionally, Tenant shall promptly advise Landlord in writing of Tenant’s discovery of any occurrence or condition on, in, under or about the Premises that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises under any “Environmental Laws,” as that term is defined below. Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Premises without Landlord’s prior written consent. Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim. For purposes of this Lease, “Environmental Laws” means all applicable present and future laws relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials; and (ii) all requirements pertaining to the health and safety of employees or the public. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code, §§ 25500 et seq., Underground Storage of Hazardous Substances provisions, California Health & Safety Code, §§ 25280 et seq., California Hazardous Waste Control Law, California Health & Safety Code, §§ 25100 et seq., and any other state or local law counterparts, as amended, as such applicable laws, are in effect as of the Lease Commencement Date, or thereafter adopted, published, or promulgated.

5.3.1.3 Releases of Hazardous Materials. If any Release of any Hazardous Material in, on, under, from or about the Premises shall occur at any time during the Lease by Tenant or Tenant’s Agents, in addition to notifying Landlord as specified above, Tenant, at its own sole cost and expense, shall (i) immediately comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws, (ii) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements, (iii) take any and all necessary investigation, corrective and remedial action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant approved by Landlord, all in accordance with the provisions and requirements of this Section 5.3, including, without limitation, Section 5.3.4, and (iv) take any such additional investigative, remedial and corrective actions as Landlord shall in its reasonable discretion deem necessary such that the Premises are remediated to the condition existing prior to such Release.

5.3.1.4 Indemnification.

5.3.1.4.1 In General. Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold the Landlord Parties harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, actual attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, consequential damages and sums paid in settlement of claims, which arise during or after the Lease Term, whether foreseeable or unforeseeable, that arise during or after the Lease Term in whole or in part, foreseeable or unforeseeable, directly or indirectly arising out of or attributable to the Release of Hazardous Materials in, on, under or about the Premises by Tenant or Tenant’s Agents.

5.3.1.4.2 Limitations. Notwithstanding anything in Section 5.3.1.4, above, to the contrary, Tenant’s indemnity of Landlord as set forth in Section 5.3.1.4, above, shall not be applicable to claims based upon Hazardous Materials not Released by Tenant or Tenant’s Agents.

5.3.1.4.3 Landlord Indemnity. Under no circumstance shall Tenant be liable for, and Landlord shall indemnify, defend, protect and hold harmless Tenant and Tenant’s Agents from and against, all losses, costs, claims, liabilities and damages (including attorneys’ and consultants’ fees) arising out of any Hazardous Materials that exist in, on or about the Project as of the date hereof, or Hazardous Material Released by Landlord or any Landlord Parties. Landlord has provided Tenant with an SMP description of environmental conditions from Roux Associates. The provision of such reports shall be for informational purposes only, and Landlord does not make any representation or warranty as to the correctness or completeness of any such reports.

5.3.1.5 Compliance with Environmental Laws. Without limiting the generality of Tenant’s obligation to comply with applicable laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws related to the use of Hazardous Materials by Tenant and Tenant’s Agents. Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises. Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant’s use of Hazardous Materials. Upon request of Landlord, Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant’s activities involving Hazardous Materials and showing to Landlord’s satisfaction compliance with all Environmental Laws and the terms of this Lease.

5.3.2 Assurance of Performance.

5.3.2.1 Environmental Assessments In General. Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate (and which are reasonably acceptable to Tenant) to perform environmental assessments of a scope reasonably determined by Landlord (an “Environmental Assessment”) to ensure Tenant’s compliance with the requirements of this Lease with respect to Hazardous Materials.

5.3.2.2 Costs of Environmental Assessments. All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Section 5.3, then all of the costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within thirty (30) days after receipt of written demand therefor.

5.3.3 Tenant’s Obligations upon Surrender. At the expiration or earlier termination of the Lease Term, Tenant, at Tenant’s sole cost and expense, shall: (i) cause an Environmental Assessment of the Premises to be conducted in accordance with Section 15.3; (ii) cause all Hazardous Materials brought onto the Premises by Tenant or Tenant’s Agents to be removed from the Premises and disposed of in accordance with all Environmental Laws and as necessary to allow the Premises to be used for the purposes allowed as of the date of this Lease; and (iii) cause to be removed all containers installed or used by Tenant or Tenant’s Agents to store any Hazardous Materials on the Premises, and cause to be repaired any damage to the Premises caused by such removal.

5.3.4 Clean-up.

5.3.4.1 Environmental Reports; Clean-Up. If any written report, including any report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate (i) the presence of any Hazardous Materials as to which Tenant has a removal or remediation obligation under this Section 5.3, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of any Hazardous Materials is required, Tenant shall immediately prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord’s written approval, specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises are restored to the conditions required by this Lease. Upon Landlord’s approval of the Clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-Up Hazardous Materials in accordance with all applicable laws. If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such thirty-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the costs and expenses thereof from Tenant as Additional Rent, payable within ten (10) days after receipt of written demand therefor.

5.3.4.2 No Rent Abatement. Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up.

5.3.4.3 Surrender of Premises. Tenant shall complete any Clean-up prior to surrender of the Premises upon the expiration or earlier termination of this Lease. Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises (“Closure Letter”). Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials used by Tenant or Tenant’s Agents in accordance with applicable laws.

5.3.4.4 Failure to Timely Clean-Up. Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, then, commencing on the later of the termination of this Lease and three (3) business days after Landlord’s delivery of notice of such failure and that it elects to treat such failure as a holdover, Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Article 16) until Tenant has fully complied with its obligations under this Section 5.3.

5.3.5 Confidentiality. Unless compelled to do so by applicable law, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises to any Person (other than Tenant’s consultants, attorneys, property managers, employees, shareholders and potential and actual investors, lenders, business and merger partners, subtenants and assignees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord. In the event Tenant reasonably believes that disclosure is compelled by applicable law, it shall provide Landlord ten (10) days’ advance notice of disclosure of confidential information so that Landlord may attempt to obtain a protective order. Tenant may additionally release such information to bona fide prospective purchasers or lenders, subject to any such parties’ written agreement to be bound by the terms of this Section 5.3.

5.3.6 Copies of Environmental Reports. Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports regarding Tenant’s activities with respect to the Premises, or ground water beneath the Land, or the environmental condition or Clean-up thereof. Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials.

5.3.7 Signs, Response Plans, Etc. Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws with respect to the use of Hazardous Materials by Tenant or Tenant’s Agents. Tenant shall also complete and file any business response plans or inventories required by any applicable laws. Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.

5.3.8 Survival. Each covenant, agreement, representation, warranty and indemnification made by Tenant set forth in this Section 5.3 shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant’s obligations under this Section 5.3 have been completely performed and satisfied.

6. SERVICES AND UTILITIES.

6.1 In General. Landlord will be responsible, at Tenant’s sole cost and expense (subject to the terms of Section 4.2.4, above), for the furnishing of heating, ventilation and air-conditioning, electricity, water, and interior Building security services to the Premises. Landlord shall not provide janitorial or telephone services for the Premises. Tenant shall be solely responsible for performing all janitorial services and other cleaning of the Premises, all in compliance with applicable laws. The janitorial and cleaning of the Premises shall be adequate to maintain the Premises in a manner consistent with First Class Life Sciences Projects.

Tenant shall cooperate fully with Landlord at all times and abide by all reasonable regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems. Provided that Landlord agrees to provide and maintain and keep in continuous service utility connections to the Project, including electricity, water and sewage connections, Landlord shall have no obligation to provide any services or utilities to the Building, including, but not limited to heating, ventilation and air-conditioning, electricity, water, telephone, janitorial and interior Building security services, except as set forth in this Section 6.1, above.

6.2 Tenant Payment of Utilities Costs. After the Lease Commencement Date, to the extent that any utilities (including without limitation, electricity, gas, sewer and water) to the Building are separately metered or sub-metered to the Premises, such utilities shall either be contracted for and paid directly by Tenant to the applicable utility provider, or reimbursed by Tenant to Landlord within thirty (30) days after billing. After the Lease Commencement Date, to the extent that any utilities (including without limitation, electricity, gas, sewer and water) to the Building are not separately metered to the Premises, then Tenant shall pay to Landlord, within thirty (30) days after billing, an equitable portion of the Building utility costs, based on Tenant’s proportionate use thereof. In connection with the foregoing, Landlord shall install separate meters on the Building Systems as a part of Landlord’s construction of the Base Building, and Tenant shall install separate meters on the systems installed in the Premises as part of the Tenant Improvements pursuant to the Work Letter.

6.3 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service or utility (including, without limitation, telephone and telecommunication services, UPS services, or other laboratory services or utilities), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Notwithstanding the foregoing, Landlord may be liable for damages to the extent caused by the negligence or willful misconduct of Landlord or the Landlord Parties, provided that Landlord shall not be liable under any circumstances for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.4 Energy Performance Disclosure Information. Tenant hereby acknowledges that Landlord may be required to disclose certain information concerning the energy performance of the Building pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the “Energy Disclosure Requirements”). Tenant hereby acknowledges prior receipt of the Data Verification Checklist, as defined in the Energy Disclosure Requirements (the “Energy Disclosure Information”), and agrees that Landlord has timely complied in full with Landlord’s obligations under the Energy Disclosure Requirements. Tenant acknowledges and agrees that (i) Landlord makes no representation or warranty regarding the energy performance of the Building or the accuracy or completeness of the Energy Disclosure Information, (ii) the Energy Disclosure Information is for the current occupancy and use of the Building and that the energy performance of the Building may vary depending on future occupancy and/or use of the Building, and (iii) Landlord shall have no liability to Tenant for any errors or omissions in the Energy Disclosure Information. If and to the extent not prohibited by applicable laws, Tenant hereby waives any right Tenant may have to receive the Energy Disclosure Information, including, without limitation, any right Tenant may have to terminate this Lease as a result of Landlord’s failure to disclose such information. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and/or liabilities relating to, arising out of and/or resulting from the Energy Disclosure Requirements, including, without limitation, any liabilities arising as a result of Landlord’s failure to disclose the Energy Disclosure Information to Tenant prior to the execution of this Lease. Tenant’s acknowledgment of the AS-IS condition of the Premises pursuant to the terms of this Lease shall be deemed to include the energy performance of the Building. Tenant further acknowledges that pursuant to the Energy Disclosure Requirements, Landlord may be required in the future to disclose information concerning Tenant’s energy usage to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the “Tenant Energy Use Disclosure”). Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section 6.3 shall survive the expiration or earlier termination of this Lease.

6.5 Generator. Commencing on the Lease Commencement Date, Tenant shall have the right to connect to the Building back-up generator, which Landlord shall install as part of Landlord’s Work (the “Generator”), for Tenant’s Share of the Generator’s capacity to provide back-up generator services to the Premises. During the Lease Term, Landlord shall maintain the Generator in good condition and repair, and Tenant shall be responsible for a share of the costs of such maintenance and repair based on the proportion of the Generator capacity allocated to the Premises. Notwithstanding the foregoing, Landlord shall not be liable for any damages whatsoever resulting from any failure in operation of the Generator, or the failure of the Generator to provide suitable or adequate back-up power to the Premises, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, or loss to inventory, scientific research, scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the Premises and any and all income derived or derivable therefrom.

6.6 Chemical Storage Room. Tenant shall have the right to utilize storage space in the chemical storage room to be constructed by Landlord in the Building pursuant to Schedule 1 to Exhibit B (the “Chemical Storage Room”), for up to Tenant’s Share of the Chemical Storage Room’s storage capacity, provided that Tenant shall be responsible for providing any equipment or modifications (e.g., (self-contained bunkers, dedicated exhaust, additional fire rating, etc.) to support Tenant’s specific usage and Landlord shall demise by chain link fence Tenant’s Share of the Chemical Storage Room. During the Lease Term, Landlord shall maintain the Chemical Storage Room in good condition and repair, and Tenant shall be responsible for a share of the costs of such maintenance and repair based on the proportion of the capacity of the Chemical Storage Room allocated to Tenant’s use (subject to the provisions of Section 4.2.4 above). Notwithstanding the foregoing, Landlord shall not be liable for any damages whatsoever resulting from any failure in operation of the Chemical Storage Room, or the failure of the Chemical Storage Room to provide suitable or adequate storage of Tenant’s chemicals, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, or loss to inventory, scientific research, scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the Chemical Storage Room or the Premises and any and all income derived or derivable therefrom.

7. REPAIRS.

7.1 Tenant Repair Obligations. Tenant shall, throughout the Term, at its sole cost and expense, maintain, repair or replace as required, the Premises in a good standard of maintenance, repair and replacement as required, and in good and sanitary condition, all in accordance with the standards of First Class Life Sciences Projects, except for the Landlord Repair Obligations, whether or not such maintenance, repair, replacement or improvement is required in order to comply with applicable Laws (“Tenant’s Repair Obligations”), including without limitation, all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in the Premises; all communications systems serving the Premises; all of Tenant’s security systems in or about or serving the Premises; Tenant’s signage; interior demising walls and partitions (including painting and wall coverings), equipment, floors. Tenant shall additionally be responsible, at Tenant’s sole cost and expense, to furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises.

7.2 Landlord Repair Obligations. Landlord shall be responsible, as a part of Operating Expenses, for repairs to and routine maintenance of the Building including without limitation: (1) exterior windows, window frames, window casements (including the repairing, resealing, cleaning and replacing of exterior windows); (2) exterior doors, door frames and door closers; (3) the Building (as opposed to the Premises) and Project plumbing, sewer, drainage, electrical, fire protection, life safety and security systems and equipment, existing heating, ventilation and air-conditioning systems, and all other mechanical and HVAC systems and equipment (collectively, the “Building Systems”), (4) the exterior glass, exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building, including, without limitation, any painting, sealing, patching and waterproofing of exterior walls, and (5) repairs to the elevator in the Building and underground utilities, except to the extent that any such repairs are required due to the negligence or willful misconduct of Tenant (the “Landlord Repair Obligations”); provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Costs expended by Landlord in connection with the Landlord Repair Obligations shall be included in Operating Expenses to the extent allowed pursuant to the terms of Article 4, above. Landlord shall cooperate with Tenant to enforce any warranties that Landlord holds that could reduce Tenant’s maintenance obligations under this Lease.

7.3 Tenant’s Right to Make Repairs. Notwithstanding any provision to the contrary contained in this Lease, if Tenant provides written notice to Landlord of an event or circumstance which requires the action of Landlord under this Lease with respect to repair and/or maintenance required in the Premises, including repairs to the portions of the Building located within the Premises that are Landlord’s responsibility under Section 7.4 (the “Base Building”), which event or circumstance with respect to the Base Building materially and adversely affects the conduct of Tenant’s business from the Premises, and Landlord fails to commence corrective action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than thirty (30) days after receipt of said notice (unless Landlord’s obligation cannot reasonably be performed within thirty (30) days, in which event Landlord shall be allowed additional time as is reasonably necessary to perform the obligation so long as Landlord begins performance within the initial thirty (30) days and diligently pursues performance to completion), or, in the event of an Emergency (as defined below), not later than five (5) business days after receipt of such notice, then Tenant shall have the right to undertake such actions as may be reasonably necessary to make such repairs if Landlord thereafter fails to commence corrective action within five (5) business days following Landlord’s receipt of a second written notice from Tenant specifying that Tenant will undertake such actions if Landlord fails to timely do so (provided that such notice shall include the following language in bold, capitalized text: “IF LANDLORD FAILS TO COMMENCE THE REPAIRS DESCRIBED IN THIS LETTER WITHIN FIVE (5) BUSINESS DAYS FROM LANDLORD’S RECEIPT OF THIS LETTER, TENANT WILL PERFORM SUCH REPAIRS AT LANDLORD’S EXPENSE”; provided, however, that in no event shall Tenant undertake any actions that could materially or adversely affect the Base Building. Notwithstanding the foregoing, in the event of an Emergency, no second written notice shall be required as long as Tenant advises Landlord in the first written notice of Tenant’s intent to perform such Emergency repairs if Landlord does not commence the same within such five (5) business day period, utilizing the language required in second notices. If such action was required under the terms of this Lease to be taken by Landlord and was not commenced by Landlord within such five (5) business day period and thereafter diligently pursued to completion, then Tenant shall be entitled to prompt reimbursement by Landlord of the reasonable out-of-pocket third-party costs and expenses actually incurred by Tenant in taking such action. If Tenant undertakes such corrective actions pursuant to this Section 7.3, then (a) the insurance and indemnity provisions set forth in this Lease shall apply to Tenant’s performance of such corrective actions, (b) Tenant shall proceed in accordance with all applicable laws, (c) Tenant shall retain to perform such corrective actions only such reputable contractors and suppliers as are duly licensed and qualified, (d) Tenant shall effect such repairs in a good and workmanlike and commercially reasonable manner, (e) Tenant shall use new or like new materials, and (f) Tenant shall take reasonable efforts to minimize any material interference or impact on the other tenants and occupants of the Building. Promptly following completion of any work taken by Tenant pursuant to the terms of this Section 7.5, Tenant shall deliver a detailed invoice of the work completed, the materials used and the costs relating thereto, and Landlord shall reimburse Tenant the amounts expended by Tenant in connection with such work, provided that Landlord shall have the right to object if Landlord claims that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive). For purposes of this Section 7.5, an “Emergency” shall mean an event threatening immediate and material danger to people located in the Building or immediate, material damage to the Building, Base Building, or creating a realistic possibility of an immediate and material interference with, or immediate and material interruption of a material aspect of Tenant’s business operations.

8. ADDITIONS AND ALTERATIONS.

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days’ notice to Landlord (as to Alterations costing more than $10,000 only), but without Landlord’s prior consent, to the extent that such Alterations (i) do not affect the building systems or equipment (other than minor changes such as adding or relocating electrical outlets and thermostats), (ii) are not visible from the exterior of the Building, and (iii) cost less than $50,000.00 for a particular job of work. The construction of the Tenant Improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that upon Landlord’s request, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the city in which the Building is located (or other applicable governmental authority). Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. Upon completion of any Alterations, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Mateo in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3 Payment for Improvements. In connection with any Alterations that affect the Building systems (other than minor changes such as adding or relocating electrical outlets and thermostats), or which have a cost in excess of $100,000, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work.

8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant or Tenant’s contractor carries “Builder’s All Risk” insurance (to the extent that the cost of such work shall exceed $50,000) in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Landlord pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Tenant’s contractors and subcontractors shall be required to carry Commercial General Liability Insurance in an amount approved by Landlord and otherwise in accordance with the requirements of Article 10 of this Lease. In connection with Alterations with a cost in excess of $250,000, Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5 Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and all Alterations and improvements, shall be and become the property of Landlord and remain in place at the Premises following the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Landlord may, by written notice to Tenant given at the time it consents to an Alteration, require Tenant, at Tenant’s expense, to remove any Alterations within the Premises and to repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease. Notwithstanding the foregoing, except to the extent the same are paid for by the Tenant Improvement Allowance, the items set forth in Exhibit F attached hereto (the “Tenant’s Property”) shall at all times be and remain Tenant’s property. Exhibit F may be updated from time to time by agreement of the parties. Tenant may remove the Tenant’s Property from the Premises at any time, provided that Tenant repairs all damage caused by such removal. Landlord shall have no lien or other interest in the Tenant’s Property.

9. COVENANT AGAINST LIENS. Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Except as to Alterations as to which no notice is required under the second sentence of Section 8.1, Tenant shall give Landlord notice at least ten (10) business days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility (to the extent applicable pursuant to then applicable laws). Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.

10. INSURANCE.

10.1 Indemnification and Waiver. Except as provided in Section 10.5 or to the extent due to the negligence, willful misconduct or violation of this Lease by Landlord or the Landlord Parties, Tenant hereby assumes all risk of damage to property in, upon or about the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises) and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Premises (including, but not limited to, a slip and fall), any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity and release shall not apply to the negligence or willful misconduct of Landlord or its agents, employees, contractors, licensees or invitees, or Landlord’s violation of this Lease. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees. Notwithstanding anything to the contrary in this Lease, Landlord shall not be released or indemnified from, and shall indemnify, defend, protect and hold harmless Tenant from, all losses, damages, liabilities, claims, attorneys’ fees, costs and expenses arising from the gross negligence or willful misconduct of Landlord or its agents, contractors, licensees or invitees, or a violation of Landlord’s obligations or representations under this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2 Tenant’s Compliance With Landlord’s Property Insurance. Landlord shall insure the Building, Tenant Improvements and any Alterations during the Lease Term against loss or damage under an “all risk” property insurance policy. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. The costs of such insurance shall be included in Operating Expenses, subject to the terms of Section 4.2.4. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body. Notwithstanding anything to the contrary in this Lease, Tenant shall not be required to comply with or cause the Premises to comply with any laws, rules, regulations or insurance requirements requiring the construction of alterations unless such compliance is necessitated solely due to Tenant’s particular use of the Premises.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts during the Lease Term (except Tenant shall carry the insurance described in Section 10.3.1 during any period in which it enters the Premises).

10.3.1 Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities including a contractual coverage for limits of liability (which limits may be met together with umbrella liability insurance) of not less than:

Bodily Injury and Property Damage Liability	$4,000,000 each occurrence $4,000,000 annual aggregate
Personal Injury Liability	$4,000,000 annual aggregate

10.3.2 Property Insurance covering all office furniture, business and trade fixtures, office and lab equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage (excluding flood), including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of ninety (90) days.

10.3.3 Business Income Interruption for ninety (90) days plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above.

10.3.4 Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations. The policy shall include a waiver of subrogation in favor of Landlord, its employees, Lenders and any property manager or partners.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, its subsidiaries and affiliates, its property manager (if any) and any other party the Landlord so specifies, as an additional insured on the liability insurance, including Landlord’s managing agent, if any; (ii) be issued by an insurance company having a rating of not less than A-:VII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and authorized to do business in the State of California; and (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance required of Tenant. Tenant shall not cause said insurance to be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord (unless such cancellation is the result of non-payment of premiums, in which case note less than five (5) days’ notice shall be provided). Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least ten (10) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5 Subrogation. Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property or business interruption loss to the extent that such coverage is agreed to be provided hereunder, notwithstanding the negligence of either party. Notwithstanding anything to the contrary in this Lease, the parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers. The parties agree that their respective insurance policies do now, or shall, contain the waiver of subrogation.

10.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord or Landlord’s lender, but in no event in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

10.7 Construction Period: The term “Construction Period” shall mean the period from the date of this Lease to the date that Landlord completes construction of the Landlord’s Work (including any “Additional Base Building Items”, as defined in Section 3(f) of the Tenant Work Letter), and Common Areas, regardless of the occurrence of any Tenant Delay and without regard to the effect of any provision of this Lease pursuant to which the Premises are deemed to be Ready for Occupancy in advance of its actual occurrence. Notwithstanding any provision of this Lease to the contrary (including Exhibit B), during the Construction Period only, the following provisions shall be applicable:

10.7.1 with respect to any indemnity obligation of Tenant arising at any time during the Construction Period only, (A) the term “Landlord Parties” shall mean and shall be limited to HCP Oyster Point III LLC, a Delaware limited liability company (or any entity that that succeeds to HCP Oyster Point III LLC’s interest as Landlord under the Lease) and shall not include any other person or entity; provided, however, that Landlord may include in any claim owed by Tenant to it any amount which Landlord shall pay or be obligated to indemnify any other person or entity, and (B) any indemnity obligation shall be limited to losses caused by, or arising as a result of any act or failure to act of, Tenant or Tenant’s employees, agents or contractors; and

10.7.2 during the Construction Period only, Tenant’s liability under this Lease for Tenant’s actions or failures to act under the Lease during the Construction Period, including, without limitation, (A) Tenant’s indemnity obligations, plus (B) Base Rent and Additional Rent (as a consequence of Tenant Delay), plus (C) any and all other costs payable to Landlord or otherwise payable by Tenant under this Lease, which amount shall calculated to include (i) the accreted value of any payments previously made by Tenant plus (ii) the present value of the maximum amount that Tenant could be required to pay as of that point in time (whether or not construction is completed) discounted at Tenant’s incremental borrowing rate used to classify the Lease under ASC 840 (FAS 13), shall be limited to 89.9% of Landlord’s Project Costs determined as of the date of Landlord’s claim for such amount owed by Tenant. As used herein, “Landlord’s Project Costs” shall mean the amount capitalized in the Project by Landlord in accordance with GAAP, plus other costs related to the Project (including related site improvements and other Project costs) paid by Landlord to third parties other than lenders or owners of Landlord (excluding land acquisition costs and “Force Majeure Costs,” as that term is defined below, but including land carrying costs, such as interest or ground rent incurred during the Construction Period, and including all other costs incurred by Landlord in connection with the development and construction of the Project);

10.7.3 “Force Majeure Costs” means the sum of (a) all costs and expenses that are incurred because the Building is damaged by a fire or other casualty event (including capitalized interest on such costs and expenses), less the amount of all insurance proceeds applied to restore the Building, and (b) any loss in fair market value of the Premises to the extent the same are not restored following a fire or other casualty event; and

10.7.4 the provisions of Section 21.1(H) of the Lease shall not apply during the Construction Period.

10.8 For the avoidance of doubt, Landlord and Tenant agree that:

10.8.1 no claim by Landlord for Tenant’s repudiation of this Lease at any time shall be limited under this section; and

10.8.2 for any claim other than under Section 10.8.1 above, if during the Construction Period Landlord makes any claim for any anticipatory breach by Tenant of any obligation under this Lease owed to Landlord for any period after the Construction Period and the amount payable by Tenant for such claim is limited by the provisions of Section 10.7.2 above, the entire amount (to the extent not theretofore paid) shall be payable promptly after the Construction Period; and

10.8.3 following the end of the Construction Period, the terms of Section 10.7 shall be of no further force or effect.

11. DAMAGE AND DESTRUCTION.

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Premises and such Common Areas. Such restoration shall be to substantially the same condition of the Premises and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises shall not be materially impaired. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the damaged portions of the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises.

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one (1) year after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the damage is due to a risk that Landlord is not required to insure under this Lease, and the cost of restoration exceed five percent (5%) of the replacement cost of the Building (unless Tenant agrees to pay any uninsured amount in excess of such five percent (5%)); or (iii) the damage occurs during the last twelve (12) months of the Lease Term and will take more than sixty (60) days to restore; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within eight (8) months days after the date of discovery of the damage (or are not in fact completed within nine (9) months after the date of discovery of the damage), Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, or within thirty (30) days after such repairs are not timely completed, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

12. NONWAIVER. No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

13. CONDEMNATION. If the whole or any part of the Premises shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use or reconstruction of any part of the Premises, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, for moving expenses, for the unamortized value of any improvements paid for by Tenant and for the Lease “bonus value”, so long as such claims are payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

14. ASSIGNMENT AND SUBLETTING.

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord (not to exceed $3,500 in the aggregate for any particular Transfer), within thirty (30) days after written request by Landlord.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2 The Transferee is either a governmental agency or instrumentality thereof;

14.2.3 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; or

14.2.4 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, and after deduction of (i) any costs of improvements made to the Subject Space in connection with such Transfer, (ii) brokerage commissions paid in connection with such Transfer, and (iii) reasonable legal fees incurred in connection with such Transfer. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer other than to a Permitted Transferee which, together with all prior Transfers then remaining in effect, would cause fifty percent (50%) or more of the Premises to be Transferred for more than fifty percent (50%) of the then remaining Lease Term (taking into account any extension of the Lease Term which has irrevocably exercised by Tenant), Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer in the subject Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer. Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the “Nine Month Period”) commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Nine Month Period (or if a

Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4. Tenant shall not be required to provide a separate Intention to Transfer Notice and Tenant’s request for Landlord’s consent to a Transfer shall satisfy Tenant’s obligations in this Section 14.4.

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit.

14.6 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof.

14.7 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8 Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (ii) an assignment of the Premises to an entity which acquires all or substantially all of the assets or interests (partnership, stock or other) of Tenant, (iii) an assignment of the Premises to an entity which is the resulting entity of a merger or consolidation of Tenant with another entity, or (iv) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant’s stock on a nationally-recognized stock exchange (collectively, a “Permitted Transferee”), shall not be deemed a Transfer under this Article 14, provided that (A) Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, (B) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (C) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building, and (D) such Permitted Transferee described in subpart (ii) or (iii) above shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the Net Worth of Tenant on the day immediately preceding the effective date of such assignment or sublease. An assignee of Tenant’s entire interest that is also a Permitted Transferee may also be known as a “Permitted

Assignee”. “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. No such permitted assignment or subletting shall serve to release Tenant from any of its obligations under this Lease.

14.9 Pre-Approved Assignee. In addition to the foregoing and consistent with the terms of Section 14.8 subparts (A) – (C) above, Landlord and Tenant hereby acknowledge and agree that Original Tenant shall have the one-time right to assign its interest in this Lease without Landlord’s additional consent or being subject to the terms of Sections 14.1-14.4 above, to an entity in which Tenant owns at least fifty percent (50%) of the preferred shares and which entity has closed an equity financing with a current and future commitment of at least Thirty Million Dollars ($30,000,000) in cash or cash equivalents, as determined in accordance with generally accepted accounting practices, consistently applied (“GAAP”) and as evidenced by reasonable supporting documentation provided to Landlord. Such assignment shall be pursuant to the assignment form attached hereto as Exhibit I or another materially consistent form prepared by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed. The assignee pursuant to such an assignment shall be considered a “Permitted Assignee” hereunder. Upon such assignment pursuant to the express terms of this Section 14.9, notwithstanding Sections 14.5(v) and 14.8 above, Tenant shall be released by Landlord from all liability under this Lease.

15. SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES.

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, damage caused by casualty, repairs required as a result of condemnation, and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, movable partitions (but not demountable walls) and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

15.3 Environmental Assessment. In connection with its surrender of the Premises, Tenant shall submit to Landlord, at least fifteen (15) days prior to the expiration date of this Lease (or in the event of an earlier termination of this Lease, as soon as reasonably possible following such termination), an environmental Assessment of the Premises by a competent and experienced environmental engineer or engineering firm reasonably satisfactory to Landlord (pursuant to a contract approved by Landlord and providing that Landlord can rely on the Environmental Assessment). If such Environmental Assessment reveals that remediation or Clean-up is required under any Environmental Laws that Tenant is responsible for under this Lease, Tenant shall submit a remediation plan prepared by a recognized environmental consultant and shall be responsible for all costs of remediation and Clean-up, as more particularly provided in Section 5.3, above.

15.4 Condition of the Building and Premises Upon Surrender. In addition to the above requirements of this Article 15, upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, surrender the Premises and Building with Tenant having complied with all of Tenant’s obligations under this Lease, including those relating to improvement, repair, maintenance, compliance with law, testing and other related obligations of Tenant set forth in Article 7 of this Lease. In the event that the Building and Premises shall be surrendered in a condition which does not comply with the terms of this Section 15.4, because Tenant failed to comply with its obligations set forth in Lease, then following thirty (30) days’ notice to Tenant, during which thirty (30) day period Tenant shall have the right to cure such noncompliance, Landlord shall be entitled to expend all reasonable costs in order to cause the same to comply with the required condition upon surrender and Tenant shall immediately reimburse Landlord for all such costs upon notice and, commencing on the later of the termination of this Lease and three (3) business days after Landlord’s delivery of notice of such failure and that it elects to treat such failure as a holdover, Tenant shall be deemed during the period that Tenant or Landlord, as the case may be, perform obligations relating to the Surrender Improvements to be in holdover under Article 16 of this Lease.

16. HOLDING OVER. If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term. If Tenant holds over after the expiration of the Lease Term of earlier termination thereof, without the express or implied consent of Landlord, such tenancy shall be deemed to be a tenancy by sufferance only, and shall not constitute a renewal hereof or an extension for any further term. In either case, Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy or tenancy by sufferance, as the case may be, shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

17. ESTOPPEL CERTIFICATES. Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit D, attached hereto (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, in connection with a sale or financing of the Building by Landlord, Landlord may require Tenant to provide Landlord with its most recent annual financial statement and annual financial statements of the preceding two (2) years. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Landlord shall hold such statements confidential. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

18. SUBORDINATION. Landlord hereby represents and warrants to Tenant that the Project is not currently subject to any ground lease, or to the lien of any mortgage or deed of trust. This Lease shall be subject and subordinate to all future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. The subordination of this Lease to any such future ground or underlying leases of the Building or Project or to the lien of any mortgage, trust deed or other encumbrances, shall be subject to Tenant’s receipt of a commercially reasonable subordination, non-disturbance, and attornment agreement in favor of Tenant. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

19. DEFAULTS; REMEDIES.

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3 Abandonment or vacation of all or a substantial portion of the Premises by Tenant while Tenant is in default under the Lease; or

19.1.4 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than five (5) business days after notice from Landlord.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, in each case to the extent allocable to the remaining Lease Term, brokerage commissions and advertising expenses incurred to obtain a new tenant, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Efforts to Relet. No re-entry, repairs, maintenance, changes, alterations and additions, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.

20. COVENANT OF QUIET ENJOYMENT. Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

21. LETTER OF CREDIT.

21.1 Delivery of Letter of Credit. Tenant shall deliver to Landlord, within ten (10) business days following Tenant’s execution of this Lease, an unconditional, clean, irrevocable letter of credit (the “L-C”) in the amount set forth in Section 8 of the Lease Summary (the “L-C Amount”), which L-C shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local San Francisco Bay Area office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the “Bank”), which Bank must have a rating from Standard and Poors Corporation of A- or better (or any equivalent rating thereto from any successor or substitute rating service selected by Lessor) and a letter of credit issuer rating from Moody’s Investor Service of A3 or better (or any equivalent rating thereto from any successor rating agency thereto)) (collectively, the “Bank’s Credit Rating Threshold”), and which L-C shall be in the form of Exhibit H, attached hereto, or another form reasonably acceptable to Landlord. Notwithstanding the foregoing, Landlord hereby approves First Republic Bank as the Bank. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. The L-C shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the “L-C Expiration Date”) that is no less than sixty (60) days after the expiration of the Lease Term as the same may be extended, and Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease, and has not been paid within applicable notice and cure periods (or, if Landlord is prevented by law from providing notice, within the period for payment set forth in the Lease), or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code that is not dismissed within thirty (30) days, or (D) the Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code, or (E) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date, and Tenant has not provided a replacement L-C that satisfies the requirements of this Lease at least thirty (30) days prior to such expiration, or (F) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (G) Tenant executes an assignment for the benefit of creditors, or (H) if (1) any of the Bank’s (other than First Republic Bank) Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank’s Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Article 21 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 21.1 above), in the amount of the applicable L-C Amount, within ten (10) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an “L-C Draw Event”). The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the L-C. In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L-C shall be deemed to fail to meet the requirements of this Article 21, and, within ten (10) days following Landlord’s notice to Tenant of such receivership or conservatorship (the “L-C FDIC Replacement Notice”), Tenant shall replace such L-C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank’s Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Article 21. If Tenant fails to replace such L-C with such conforming, substitute letter of credit pursuant to the terms and conditions of this Section 21.1, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) day period). Tenant shall be responsible for the payment of any and all Tenant’s and Bank’s costs incurred with the review of any replacement L-C, which replacement is required pursuant to this Section or is otherwise requested by Tenant. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the actual and reasonable attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) days of billing.

21.2 Application of L-C. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event. In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant (except in connection with an L-C Draw Event under Section 21.1(H) above), draw upon the L-C, in part or in whole, in the amount necessary to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default of the Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

21.3 Maintenance of L-C by Tenant. If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 21. Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the L-C expires earlier than the L-C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L-C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. If Tenant exercises its option to extend the Lease Term pursuant to Section 2.2 of this Lease then, not later than thirty (30) days prior to the commencement of the Option Term, Tenant shall deliver to Landlord a new L C or certificate of renewal or extension evidencing the L-C Expiration Date as thirty (30) days after the expiration of the Option Term. However, if the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Article 21, Landlord shall have the right to present the L-C to the Bank in accordance with the terms of this Article 21, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. In the event Landlord elects to exercise its rights as provided above, (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by, or on behalf of, Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed. If Landlord draws on the L-C due to Tenant’s failure to timely renew or provide a replacement L-C, such failure shall not be considered a default under this Lease and Landlord shall return such cash proceeds upon Tenant’s presentation of a replacement L-C that satisfies the requirements of this Lease, subject to reasonable satisfaction of any preference risk to Landlord.

21.4 Transfer and Encumbrance. The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in under this Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith; provided that, Landlord shall have the right (in its sole discretion), but not the obligation, to pay such fees on behalf of Tenant, in which case Tenant shall reimburse Landlord within ten (10) days after Tenant’s receipt of an invoice from Landlord therefor.

21.5 L-C Not a Security Deposit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 21 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw down all or any portion of the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner. Tenant shall not request or instruct the Bank of any L-C to refrain from paying sight draft(s) drawn under such L-C.

21.6 Remedy for Improper Drafts. Tenant’s sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L-C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, and reasonable actual out-of-pocket attorneys’ fees, provided that at the time of such refund, Tenant increases the amount of such L-C to the amount (if any) then required under the applicable provisions of this Lease. Tenant acknowledges that the presentment of sight drafts drawn under any L-C, or the Bank’s payment of sight drafts drawn under such L-C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor. In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof from the next installment(s) of Base Rent.

22. COMMUNICATIONS AND COMPUTER LINE. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease. Tenant shall pay all costs in connection therewith. Landlord reserves the right, upon notice to Tenant prior to the expiration or earlier termination of this Lease, to require that Tenant, at Tenant’s sole cost and expense, remove any Lines located in or serving the Premises prior to the expiration or earlier termination of this Lease.

23. SIGNS.

23.1 Exterior Signage. Subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, at its sole cost and expense, may install (i) identification signage on the monument sign outside the front entrance to the Building (which monument sign shall be installed by Landlord at its sole cost prior to the Lease Commencement Date), (ii) internal directional and lobby identification signage, and (iii) signage in the elevator lobby on the floor containing the Premises (collectively, “Tenant Signage”); provided, however, in no event shall Tenant’s Signage include an “Objectionable Name,” as that term is defined in Section 23.3, of this Lease. All such signage shall be subject to Tenant’s obtaining all required governmental approvals. All permitted signs shall be maintained by Tenant at its expense in a first-class and safe condition and appearance. Upon the expiration or earlier termination of this Lease, Tenant shall remove all of its signs at Tenant’s sole cost and expense. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant’s Signage (collectively, the “Sign Specifications”) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project. Tenant hereby acknowledges that, notwithstanding Landlord’s approval of Tenant’s Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant’s Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant’s Signage, Tenant’s and Landlord’s rights and obligations under the remaining terms of this Lease shall be unaffected. Except as required by applicable law, Landlord shall not install any other signage on the Building. If Landlord elects to install a multi-tenant identification sign at the entrance to the Project, Tenant shall be entitled to install its name on such sign (subject to availability on a pro-rata basis based on the relative square footages leased by the tenants of the Project), at Tenant’s sole cost and expense.

23.2 Objectionable Name. Tenant’s Signage shall not include a name or logo which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an “Objectionable Name”). Landlord agrees that “The Column Group, LLC” and “ TCG” are not Objectionable Names.

23.3 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

24. COMPLIANCE WITH LAW. Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (specifically including the handicap access codes and Americans With Disabilities Act as locally enacted (“ADA”) and Environmental Laws) (collectively, “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with all such governmental measures. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Building and Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Tenant’s obligations under this Article 24 are subject to the limitation in Section 10.2, above.

25. LATE CHARGES. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after Tenant’s receipt of written notice from Landlord that said amount is delinquent, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after Tenant’s receipt of written notice that said amount is delinquent shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.

26. LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT.

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) subject to Section 29.21, sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

27. ENTRY BY LANDLORD. Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an Emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last nine (9) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility (to the extent applicable pursuant to then applicable law); or (iv) repair the Premises or the Building, or for structural repairs to the Building or the Building’s systems and equipment as provided under the Lease. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes. In an Emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s use of or access to the Premises in connection with any such entry, and shall comply with Tenant’s reasonable security measures. Landlord shall hold confidential any information regarding Tenant’s business that it may learn as a result of such entry.

28. TENANT PARKING. Tenant shall have the right, without the payment of any parking charge or fee (other than as a reimbursement of operating expenses to the extent allowed pursuant to the terms or Article 4 of this Lease, above), commencing on the Lease Commencement Date, to use the amount of parking set forth in Section 9 of the Summary, in the on-site parking lot and garage which serves the Building. Tenant shall abide by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located (including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in the parking facilities), and shall cooperate in seeing that

Tenant’s employees and visitors also comply with such rules and regulations. Tenant’s use of the Project parking facility shall be at Tenant’s sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant’s, its employees’ and/or visitors’ use of the parking facilities.

29. MISCELLANEOUS PROVISIONS.

29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder or interfere with Tenant’s use of the Premises, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder accruing after the date of transfer provided such transferee shall have fully assumed and agreed in writing to be liable for all obligations of this Lease to be performed by Landlord, including the return of any security deposit or L-C, and Tenant shall attorn to such transferee.

29.6 Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Payment under Protest. If Tenant in good faith disputes any amounts billed by Landlord, other than (i) Base Rent, (ii) Tenant’s Share of Direct Expenses (as to which Tenant may exercise its rights under Section 4.6, above), Tenant may make payment of such amounts under protest, and reserve all of its rights with respect to such amounts (the “Disputed Amounts”). Landlord and Tenant shall meet and confer to discuss the Disputed Amounts and attempt, in good faith, to resolve the particular dispute. If, despite such good faith efforts, Landlord and Tenant are unable to reach agreement regarding the Disputed Amounts, either party may submit the matter to binding arbitration under the JAMS Streamlined Arbitration Rules & Procedures. The non-prevailing party, as determined by JAMS, will be responsible to pay all fees and costs incurred in connection with the JAMS procedure, as well as all other costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party. This Section 29.9 shall not apply to claims relating to Landlord’s exercise of any unlawful detainer rights pursuant to California law or rights or remedies used by Landlord to gain possession of the Premises or terminate Lessee’s right of possession to the Premises.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Project or (b) the equity interest Landlord would have in the Project if the Project were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Project (as such value is determined by Landlord), including any rental, condemnation, sales and insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. No Landlord Parties (other than Landlord) shall have any personal liability therefor, and Tenant hereby expressly waives and releases such liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, or loss to inventory, scientific research, scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the premises and any and all income derived or derivable therefrom.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure, provided, however, the foregoing delays shall not apply to Tenant’s termination rights hereunder.

29.17 Intentionally Omitted.

29.18 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) delivered by a nationally recognized overnight courier, or (C) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) business days after the date it is posted if sent by Mail, (ii) the date the overnight courier delivery is made, or (iii) the date personal delivery is made. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

HCP, Inc.

1920 Main Street, Suite 1200

Irvine, CA 92614

Attention: Legal Department

with a copy to:

HCP Life Science Estates

950 Tower Lane, Suite 1650

Foster City, CA 94404

Attention: Jonathan M. Bergschneider

and

Allen Matkins Leck Gamble Mallory & Natsis LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

29.19 Joint and Several. If there is more than one tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20 Authority. If Tenant is a corporation, trust or partnership, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid to the prevailing party by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease Term.

29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26 Project or Building Name, Address and Signage. Landlord shall have the right at any time to change the name and/or address of the Project or Building (and Landlord shall reimburse Tenant its actual, reasonable costs incurred as a result of such change, if any) and, subject to Section 23.1, to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28 Good Faith. Except (i) for matters for which there is a standard of consent or discretion specifically set forth in this Lease; (ii) matters which could have an adverse effect on the Building Structure or the Building

Systems, or which could affect the exterior appearance of the Building, or (iii) matters covered by Article 4 (Additional Rent), or Article 19 (Defaults; Remedies) of this Lease (collectively, the “Excepted Matters”), any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld or delayed, and, except with regard to the Excepted Matters, whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make an allocation or other determination, Landlord and Tenant shall act reasonably and in good faith.

29.29 Development of the Project.

29.29.1 Subdivision. Landlord reserves the right to subdivide all or a portion of the buildings and Common Areas, so long as the same does not interfere with Tenant’s use of or access to the Premises or Tenant’s parking rights. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from a subdivision and any all maps in connection therewith, so long as the same does not increase Tenant’s obligations or decrease Tenant’s rights under this Lease. Notwithstanding anything to the contrary set forth in this Lease, the separate ownership of any buildings and/or Common Areas by an entity other than Landlord shall not affect the calculation of Direct Expenses or Tenant’s payment of Tenant’s Share of Direct Expenses.

29.29.2 Construction of Property and Other Improvements. Tenant acknowledges that portions of the Project may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction, so long as the same does not interfere with Tenant’s use of or access to the Premises or Tenant’s parking rights. Landlord acknowledges that Tenant will have in the Premises a large vivarium with sensitivity to noise and vibration, and agrees that it shall use commercially reasonable efforts to minimize and mitigate noise and vibrations in connection with any such construction.

29.30 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.31 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:		TENANT:

HCP OYSTER POINT III LLC, a Delaware limited liability company		THE COLUMN GROUP, LLC, a Delaware limited liability company

By:	/s/ Jonathan M. Bergschneider	By:	/s/ David V. Goeddel
	Jonathan M. Bergschneider	Name:	David V. Goeddel
	Executive Vice President	Its:	Managing Director

		By:	/s/ James Evangelista
		Name:	James Evangelista
		Its:	Chief Financial Officer

EXHIBIT A

OUTLINE OF PREMISES; PROJECT SITE PLAN

**floor plan below is representative to show the outline of Premises and is not a final plan

EXHIBIT B

TENANT WORK LETTER

1. Defined Terms. As used in this Tenant Work Letter, the following capitalized terms have the following meanings:

(a) Approved TI Plans: Plans and specifications prepared by the applicable Architect for the Tenant Improvements and approved by Landlord and Tenant in accordance with Paragraph 2 of this Tenant Work Letter, subject to further modification from time to time to the extent provided in and in accordance with such Paragraph 2.

(b) Architect: Landlord shall engage DGA with respect to any Tenant Improvements which Landlord is to cause to be constructed pursuant to this Tenant Work Letter.

(c) Tenant Change Request: See definition in Paragraph 2(c)(ii) hereof.

(d) Final TI Working Drawings: See definition in Paragraph 2(a) hereof.

(e) General Contractor: The general contractor reasonably selected by Landlord with respect to Landlord’s TI Work as provided in Section 2(c) below. Tenant shall have no right to direct or control such General Contractor.

(f) Landlord’s TI Work: Any Tenant Improvements which Landlord is to construct or install pursuant to this Tenant Work Letter or by mutual agreement of Landlord and Tenant from time to time.

(g) Project Manager. Project Management Advisors, Inc., or any other project manager designated by Landlord in its reasonable discretion from time to time to act in a supervisory, oversight, project management or other similar capacity on behalf of Landlord in connection with the design and/or construction of the Tenant Improvements.

(h) Punch List Work: Minor corrections of construction or decoration details, and minor mechanical adjustments, that are required in order to cause any applicable portion of the Tenant Improvements or Landlord’s Work as constructed to conform to the Approved TI Plans or this Tenant Work Letter in all material respects and that do not materially interfere with Tenant’s use or occupancy of the Building and the Premises.

(i) Substantial Completion Certificate: See definition in Paragraph 3(a) hereof.

(j) Tenant Delay: Any of the following types of delay in the completion of construction of Landlord’s TI Work (but in each instance, only to the extent that any of the following has actually and proximately caused substantial completion of Landlord’s TI Work to be delayed):

(i) Any delay resulting from Tenant’s failure to furnish, in a timely manner, information reasonably requested by Landlord or by Landlord’s Project Manager in connection with the design or construction of Landlord’s TI Work, or from Tenant’s failure to approve in a timely manner any matters requiring approval by Tenant;

(ii) Any delay resulting from Tenant Change Requests initiated by Tenant, including any delay resulting from the need to revise any drawings or obtain further governmental approvals as a result of any such Tenant Change Request; or

(iii) Any delay caused by Tenant (or Tenant’s contractors, agents or employees) materially interfering with the performance of Landlord’s TI Work, provided that Landlord shall have given Tenant prompt notice of such material interference and, before the first time a Tenant Delay is deemed to have occurred as a result of such delay, such interference has continued for more than twenty-four (24) hours after Tenant’s receipt of such notice.

(k) Tenant Improvements: The improvements to or within the Building shown on the Approved TI Plans from time to time and to be constructed by Landlord pursuant to the Lease and this Tenant Work Letter. The term “Tenant Improvements” does not include the improvements existing in the Building and Premises at the date of execution of the Lease.

(l) Unavoidable Delays: Delays due to acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, inability (despite the exercise of due diligence) to obtain supplies, materials, fuels or permits, or other causes or contingencies (excluding financial inability) beyond the reasonable control of Landlord or Tenant, as applicable. Landlord shall use commercially reasonable efforts to provide Tenant with prompt notice of any Unavoidable Delays.

(m) Capitalized terms not otherwise defined in this Tenant Work Letter shall have the definitions set forth in the Lease.

2. Plans and Construction. Landlord and Tenant shall comply with the procedures set forth in this Paragraph 2 in preparing, delivering and approving matters relating to the Tenant Improvements.

(a) Approved Plans and Working Drawings for Tenant Improvements. Tenant shall promptly and diligently work with the Architect to cause to be prepared and delivered to Landlord for approval (which approval shall not be unreasonably withheld, conditioned or delayed by Landlord) proposed schematic plans and outline specifications for the Tenant Improvements. Following mutual approval of such proposed schematic plans and outline specifications by Landlord and by Tenant (as so approved, the “Approved Schematic Plans”), Tenant shall then work with the Architect to cause to be prepared, promptly and diligently (assuming timely delivery by Landlord of any information and decisions required to be furnished or made by Landlord in order to permit preparation of final working drawings, all of which information and decisions Landlord will deliver promptly and with reasonable diligence), and delivered to Landlord for approval (which approval shall not be unreasonably withheld, conditioned or delayed by Landlord) final detailed working drawings and specifications for the Tenant Improvements, including (without limitation) any applicable life safety, mechanical, electrical and plumbing working drawings and final architectural drawings (collectively, “Final TI Working Drawings”), which Final TI Working Drawings shall substantially conform to the Approved Schematic Plans. Upon receipt from Tenant of proposed schematic plans and outline specifications, proposed Final TI Working Drawings, any other plans and specifications, or any revisions or resubmittals of any of the foregoing, as applicable, Landlord shall promptly and diligently (and in all events within 10 business days after receipt in the case of an initial submittal of schematic plans and outline specifications or proposed Final TI Working Drawings, and within 7 business days after receipt in the case of any other plans and specifications or any revisions or resubmittals of any of the foregoing) either approve such proposed schematic plans and outline specifications or proposed Final TI Working Drawings, as applicable, or set forth in writing with particularity any changes necessary to bring the aspects of such proposed schematic plans and outline specifications or proposed Final TI Working Drawings into a form which will be reasonably acceptable to Landlord. Upon approval of the Final TI Working Drawings by Landlord and Tenant, the Final TI Working Drawings shall constitute the “Approved TI Plans,” superseding (to the extent of any inconsistencies) any inconsistent features of the previously existing Approved Schematic Plans. Tenant shall respond to any request for information or approval of plans or drawings from Landlord or Architect within five (5) business days. Tenant acknowledges that the Tenant Improvements will include the items set forth on Schedule 2 to this Exhibit B, in order to allow the Premises to achieve a LEED “Silver” certification level.

(b) Cost of Improvements. “Cost of Improvement” shall mean, with respect to any item or component for which a cost must be determined in order to allocate such cost, or an increase in such cost, to Tenant pursuant to this Tenant Work Letter, the sum of the following (unless otherwise agreed in writing by Landlord and Tenant with respect to any specific item or component or any category of items or components): (i) all sums paid to contractors or subcontractors for labor and materials furnished in connection with construction of such item or component; (ii) all costs, expenses, payments, fees and charges (other than penalties) paid to or at the direction of any city, county or other governmental or quasi-governmental authority or agency which are required to be paid in order to obtain all necessary governmental permits, licenses, inspections and approvals relating to construction of such item or component; (iii) engineering and architectural fees for services rendered in connection with the design and construction of such item or component (including, but not limited to, the Architect for such item or component and an electrical engineer, mechanical engineer, structural engineer and civil engineer, if applicable); (iv) sales and use taxes; (v) testing and inspection costs; (vi) the cost of power, water and other utility facilities and the cost of collection and removal of debris required in connection with construction of such item or component; (vii) costs for builder’s risk insurance; and (viii) all other “hard” and “soft” costs incurred in the construction of such item or component in accordance with the Approved TI Plans (if applicable) and this Tenant Work Letter; provided that the Cost of Improvements shall not include any internal or third-party costs incurred by Landlord except as provided in Section 2(e).

(c) Construction of Landlord’s TI Work. Following completion of the Approved TI Plans, Landlord shall apply for and use reasonable efforts to obtain the necessary permits and approvals to allow construction of all Tenant Improvements. Upon receipt of such permits and approvals, Landlord shall, at Tenant’s expense (subject to Landlord’s payment of the Tenant Improvement Allowance and, to the extent requested by Tenant, the First Additional TI Allowance and Second Additional TI Allowance), construct and complete the Tenant Improvements substantially in accordance with the Approved TI Plans, subject to Unavoidable Delays and Tenant Delays (if any). Such construction of the Tenant Improvements and Landlord’s Work shall be performed in a neat, good and workmanlike manner, free of defects, using new materials and equipment of good quality, and shall materially conform to all applicable laws, rules, regulations, codes, ordinances, requirements, covenants, conditions and restrictions applicable thereto in force at the time such work is completed. Landlord shall cause Hathaway Dinwiddie (so long as obtaining such bid does not delay the commencement of Landlord’s TI Work), Landmark Builders and any other potential general contractors requested by Tenant and reasonably approved by Landlord to bid on general conditions and fee for construction of the Tenant Improvements and provide an estimate for the direct cost of the Tenant Improvements. All bids will be opened together with Landlord selecting the general contractor to construct the Tenant Improvements, subject to the reasonable approval of Tenant. Tenant shall also have the right to approve all subcontractors engaged by the General Contractor, which subcontractors shall be competitively bid and which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall enter into a stipulated sum or guaranteed maximum price construction contract with the General Contractor in the amount of the construction costs approved by Landlord and Tenant.

(d) Changes.

(i) If Landlord determines at any time that changes in the Final TI Working Drawings or in any other aspect of the Approved TI Plans relating to any item of Landlord’s TI Work are required as a result of applicable law or governmental requirements, or are required at the insistence of any other third party whose approval may be required with respect to the Tenant Improvements, or are required as a result of unanticipated conditions encountered in the course of construction, then Landlord shall promptly (A) advise Tenant of such circumstances and (B) at Tenant’s sole cost and expense, subject to Landlord’s payment of the Tenant Improvement Allowance and, to the extent requested by Tenant, the First Additional TI Allowance and Second Additional TI Allowance, cause revised Final TI Working Drawings to be prepared by the Architect and submitted to Tenant, for Tenant’s approval, which shall not be unreasonably withheld. Failure of Tenant to deliver to Landlord written notice of disapproval and specification of such required changes on or before any deadline reasonably specified by Landlord (which shall not be less than three (3) business days after delivery thereof to Tenant) shall constitute and be deemed to be a Tenant Delay to the extent Landlord is delayed in completing Landlord’s TI Work.

(ii) If Tenant at any time desires any changes, alterations or additions to the Final TI Working Drawings, Tenant shall submit a detailed written request to Landlord specifying such changes, alterations or additions (a “Tenant Change Request”). Upon receipt of any such request, Landlord shall promptly notify Tenant of (A) whether the matters proposed in the Tenant Change Request are approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed by Landlord), (B) Landlord’s estimate of the number of days of delay, if any, which shall be caused in the construction of the Tenant Improvements by such Tenant Change Request if implemented (including, without limitation, delays due to the need to obtain any revised plans or drawings and any governmental approvals), and (C) Landlord’s estimate of the increase, if any, which shall occur in the cost of design, permitting, project management and construction of the Tenant Improvements affected by such Tenant Change Request if such Tenant Change

Request is implemented (including, but not limited to, any costs of compliance with laws or governmental regulations that become applicable because of the implementation of the Tenant Change Request). If Landlord approves the Tenant Change Request and Tenant notifies Landlord in writing, within three (3) business days after receipt of such notice from Landlord, of Tenant’s approval of the Tenant Change Request (including the estimated delays and cost increases, if any, described in Landlord’s notice), then Landlord shall cause such Tenant Change Request to be implemented and Tenant shall be responsible for all actual costs or cost increases resulting from or attributable to the implementation of the Tenant Change Request, and any delays resulting therefrom shall be deemed to be a Tenant Delay (subject to Landlord’s payment of the Tenant Improvement Allowance and, to the extent requested by Tenant, the First Additional TI Allowance and Second Additional TI Allowance). If Tenant fails to notify Landlord in writing of Tenant’s approval of such Tenant Change Request within said three (3) business day period, then such Tenant Change Request shall be deemed to be withdrawn and shall be of no further effect.

(e) Project Management. Unless and until revoked by Landlord by written notice delivered to Tenant, Landlord hereby (i) delegates to Project Manager the authority to exercise all approval rights, supervisory rights and other rights or powers of Landlord under this Tenant Work Letter with respect to the design and construction of the Tenant Improvements, and (ii) requests that Tenant work with Project Manager with respect to any logistical or other coordination matters arising in the course of construction of the Tenant Improvements, including monitoring Tenant’s compliance with its obligations under this Tenant Work Letter and under the Lease with respect to the design and construction of the Tenant Improvements. Tenant acknowledges the foregoing delegation and request, and agrees to cooperate reasonably with Project Manager as Landlord’s representative pursuant to such delegation and request. Fees and charges of Project Manager for such services shall be at Tenant’s sole expense, subject to Landlord’s payment of the Tenant Improvement Allowance and, to the extent requested by Tenant, the First Additional TI Allowance and Second Additional TI Allowance. Such fees shall not exceed $3.71 per RSF of the Premises (i.e., $120,092.70); provided that in the event Tenant elects to utilize all or any portion of the First Additional TI Allowance or Second Additional TI Allowance pursuant to the terms of Sections 4(b) and 4(c) below, such fees to the Project Manager shall increase by an amount equal to the product of (A) 2.65% and (B) the amount of the First Additional TI Allowance and Second Additional TI Allowance and/or Tenant Funds which Tenant elects to utilize.

3. Completion.

(a) When Landlord receives written certification from Architect that construction of the Tenant Improvements and Landlord’s Work has been completed in accordance with the Approved TI Plans and Section 3(e) below (except for Punch List Work), Landlord shall prepare and deliver to Tenant a certificate (or separate certificates for the Tenant Improvements and Landlord’s Work) signed by Landlord, Architect and General Contractor (the “Substantial Completion Certificate”) (i) certifying that the construction of the Tenant Improvements and Landlord’s Work has been substantially completed in a good and workmanlike manner in accordance with the Approved TI Plans and Section 3(e) below in all material respects, subject only to completion of Punch List Work, and specifying the date of that completion, and (ii) certifying that the Tenant Improvements and Landlord’s Work comply in all material respects with all laws, rules, regulations, codes, ordinances, requirements, covenants, conditions and restrictions applicable thereto at the time of such delivery. Upon receipt by Tenant of the Substantial Completion Certificate and tender of possession of the Premises by Landlord to Tenant, and receipt of any certificate of occupancy or its legal equivalent, or other required sign-offs from any applicable governmental authority, allowing the legal occupancy of the Premises, the Tenant Improvements will be deemed delivered to Tenant and “Ready for Occupancy” for all purposes of the Lease (subject to Landlord’s continuing obligations with respect to any Punch List Work, and to any other express obligations of Landlord under the Lease or this Tenant Work Letter with respect to such Tenant Improvements).

(b) Immediately prior to delivery of the Substantial Completion Certificate for the Tenant Improvements, Project Manager or other representatives of Landlord shall conduct one or more “walkthroughs” of the Building with Tenant and Tenant’s representatives, to identify any items of Punch List Work that may require correction and to prepare a joint punch list reflecting any such items, following which Landlord shall diligently complete the Punch List Work reflected in such joint punch list. The Punch List Work shall be attached to the Substantial Completion Certificate, and shall not include damage caused by Tenant or any of Tenant’s agents in connection with any work performed by Tenant in the Premises, or required as a result of Tenant’s move-in to the Premises. At any time within thirty (30) days after delivery of such Substantial Completion Certificate, Tenant shall be entitled to submit one or more lists to Landlord supplementing such joint punch list by specifying any additional items of Punch List Work to be performed on the applicable Tenant Improvements and Landlord’s Work, and upon receipt of such list(s), Landlord shall diligently complete such additional Punch List Work. Promptly after Landlord provides Tenant with the Substantial Completion Certificate and completes all applicable Punch List Work for the Building, Landlord shall cause the recordation of a Notice of Completion (as defined in the California Civil Code) with respect to the Tenant Improvements.

(c) All construction, product and equipment warranties and guaranties obtained by Landlord with respect to the Tenant Improvements and Landlord’s Work shall, to the extent reasonably obtainable, include a provision that such warranties and guaranties shall also run to the benefit of Tenant, and Landlord shall cooperate with Tenant in a commercially reasonable manner to assist in enforcing all such warranties and guaranties for the benefit of Tenant.

(d) Notwithstanding any other provisions of this Tenant Work Letter or of the Lease, if Landlord is delayed in substantially completing any of the Tenant Improvements as a result of any Tenant Delay, and if the Lease Commencement Date is being determined under clause (i) of Section 3.2 of the Lease Summary, then notwithstanding any other provision of the Lease to the contrary, then the Premises shall be deemed to have been Ready for Occupancy on the date the Premises would have been Ready for Occupancy absent such Tenant Delay.

(e) Notwithstanding any other provisions of this Tenant Work Letter or of the Lease, Landlord shall be responsible, at Landlord’s sole cost and expense, and without deduction from the Tenant Improvement Allowance, to construct and deliver the Base Building and “Warm Shell” components of the Premises (“Landlord’s Work”), which shall consist of the items set forth on Schedule 1 to this Exhibit B (the “Warm Shell Schedule”).

(f) Construction of Additional Base Building Items. To the extent that the Final TI Working Drawings contain any structural items, or items which would not reasonably be categorized as “normal tenant improvements” under applicable GAAP standards (the “Additional Base Building Items”), then such Additional Base Building Items shall not be constructed as a part of the Landlord’s TI Work or the Tenant Improvements, but instead will be constructed by Landlord as a part of the Landlord’s Work. The cost of construction of the Additional Base Building Items (the “Additional Base Building Costs”) shall be borne by Landlord. Before commencing construction thereof, Landlord shall obtain a reasonable, good faith bid for the Additional Base Building Items from the General Contractor, which bid shall take into account all reasonable factors, including, without limitation, reasonable contingencies in connection therewith, Landlord shall notify Tenant of the amount of such bid (the “Estimated Base Building Costs”), and the amount of the Tenant Improvement Allowance shall be reduced by the amount of the Estimated Base Building Costs. Landlord shall have the right to disapprove any aspect of the Final TI Working Drawing that would result in Additional Base Building Costs in excess of the then remaining Tenant Improvement Allowance, so that, while the Tenant Improvement Allowance may be reduced, under no circumstances would Tenant be required to pay for any Additional Base Building Items with its own funds.

4. Payment of Costs.

(a) Tenant Improvement Allowance. Subject to any restrictions, conditions or limitations expressly set forth in this Tenant Work Letter or in the Lease or as otherwise expressly provided by mutual written agreement of Landlord and Tenant, the cost of construction of the Tenant Improvements shall be paid or reimbursed by Landlord up to a maximum amount equal to $4,531,800.00 (the “Tenant Improvement Allowance”), which amount is being made available by Landlord to be applied towards the Cost of Improvements for the construction of the Tenant Improvements in the Premises. Tenant shall be responsible, at its sole cost and expense, for payment of the entire Cost of Improvements of the Tenant Improvements in excess of the Tenant Improvement Allowance, including (but not limited to) any costs or cost increases incurred as a result of delays (unless caused by Landlord), governmental requirements or unanticipated conditions (unless caused by Landlord), and for payment of any and all costs and expenses relating to any alterations, additions, improvements, furniture, furnishings, equipment, fixtures and personal property items which are not eligible for application of Tenant Improvement Allowance funds under the restrictions expressly set forth below in this paragraph, but Tenant shall be entitled to use or apply the entire Tenant Improvement Allowance toward the Cost of Improvements of the Tenant Improvements (subject to any applicable restrictions, conditions, limitations, reductions or charges set forth in the Lease or in this Tenant Work Letter) prior to being required to expend any of Tenant’s own funds for the Tenant Improvements. The funding of the Tenant

Improvement Allowance shall be made on a monthly basis or at other convenient intervals mutually approved by Landlord and Tenant and in all other respects shall be based on such commercially reasonable disbursement conditions and procedures as Landlord, Project Manager and Landlord’s lender (if any) may reasonably prescribe. Notwithstanding the foregoing provisions, under no circumstances shall the Tenant Improvement Allowance or any portion thereof be used or useable by Tenant for any moving or relocation expenses of Tenant, or for any Cost of Improvement (or any other cost or expense) associated with any moveable furniture or trade fixtures, personal property or any other item or element which, under the applicable provisions of the Lease, will not become Landlord’s property and remain with the Building upon expiration or termination of the Lease; provided, however, Tenant shall be permitted to use the Tenant Improvement Allowance, First Additional TI Allowance and Second Additional TI Allowance toward the purchase of a cagewash, autoclave and glasswash (which shall become Landlord’s property upon expiration of the Lease). Notwithstanding anything to the contrary herein, the Tenant Improvements shall not include (and Landlord shall be solely responsible for and the Tenant Improvement Allowance shall not be used for) the following: (a) costs incurred due to the presence of any Hazardous Materials in the Premises, if any, but with respect to removal and remediation of any such Hazardous Materials, only to the extent such removal or remediation is required by Applicable Laws enforced as of the date of this Lease for improvements in the Premises generally (as opposed to the specific Tenant Improvements) and to the extent the same required in order to allow Tenant to obtain a certificate of occupancy or its legal equivalent, for the Premises for the Permitted Use assuming a normal and customary occupancy density; (b) costs to bring the Project into compliance with Applicable Laws to the extent required in order to allow Tenant to obtain a certificate of occupancy or its legal equivalent, for the Premises for the Permitted Use assuming a normal and customary office occupancy density; (c) construction costs in excess of the contract amount stated in the contract with the General Contractor, as approved by Tenant (not to be unreasonably withheld), except for increases set forth in change orders approved by Tenant; (d) wages, labor and overhead for overtime and premium time unless approved by Tenant (which approval shall not be unreasonably withheld, conditioned or delayed); (e) attorneys’ fees incurred in connection with negotiation of construction contracts, and attorneys’ fees, experts’ fees and other costs in connection with disputes with third parties; (f) interest and other costs of financing construction costs; (g) costs incurred as a consequence construction defects or default by a contractor; (h) costs as a consequence of casualties; (i) penalties and late charges attributable to Landlord’s failure to pay construction costs, and (j) costs due to compliance with the soil management plan for the Project or its appendices.

(b) First Additional TI Allowance. In addition to the Tenant Improvement Allowance, Tenant shall have the right, by written notice to Landlord given on or before the Lease Commencement Date, to use up to $20.00 per RSF of the Premises (i.e., up to $647,400.00) (the “First Additional TI Allowance”) towards the payment of the costs of the Tenant Improvement Allowance Items. In the event Tenant exercises its right to use all or any portion of the First Additional TI Allowance, Tenant shall be required to pay Landlord, commencing on the date the Tenant Improvements are completed (the “Additional Payment Commencement Date”), the “First Additional TI Allowance Payment,” as that term is defined below, in consideration of Landlord provision of the First Additional TI Allowance. The “First Additional TI Allowance Payment” shall be determined as the missing component of an annuity, which annuity shall have (i) the amount of the First Additional TI Allowance utilized by Tenant as the present value amount, (ii) a number equal to the number of full calendar months then remaining in the Lease Term as the number of payments, (iii) a monthly interest factor equal to eighty-three one-hundredths percent (0.83%), which is equal to ten percent (10%) divided by twelve (12) months per year, and (iv) the First Additional TI Allowance Payment as the missing component of the annuity. Following the calculation of the First Additional TI Allowance Payment, Landlord and Tenant will enter into a lease amendment in the form of Exhibit G attached hereto, to confirm the amount thereof.

(c) Second Additional TI Allowance. In addition to the Tenant Improvement Allowance, Tenant shall have the right, by written notice to Landlord given on or before the Lease Commencement Date, to use up to $20.00 per RSF of the Premises (i.e., up to $647,400.00) (the “Second Additional TI Allowance”) towards the payment of the costs of the Tenant Improvement Allowance Items. In the event Tenant exercises its right to use all or any portion of the Second Additional TI Allowance, Tenant shall be required to pay Landlord, commencing on the date the Tenant Improvements are completed (the “Additional Payment Commencement Date”), the “Second Additional TI Allowance Payment,” as that term is defined below, in consideration of Landlord provision of the Second Additional TI Allowance. The “Second Additional TI Allowance Payment” shall be determined as the missing component of an annuity, which annuity shall have (i) the amount of the Second Additional TI Allowance utilized by Tenant as the present value amount, (ii) a number equal to the number of full calendar months then remaining in the Lease Term as the number of payments, (iii) a monthly interest factor equal to ninety-two one-hundredths percent (0.92%), which is equal to eleven percent (11%) divided by twelve (12) months per year, and (iv) the Second Additional TI Allowance Payment as the missing component of the annuity. Following the calculation of the Second Additional TI Allowance Payment, Landlord and Tenant will enter into a lease amendment in the form of Exhibit G attached hereto, to confirm the amount thereof.

(d) Tenant Funds. For additional funds required to complete the cost of the work, that are in excess of or elected by the Tenant to be used in place of the Tenant Improvement Allowance, the First Additional TI Allowance, and the Second Additional TI Allowance, these shall be considered “Tenant Funds.” The total cost to construct the Tenant Improvements as managed by Landlord and the Project Manager under this Work Letter shall be the “Project Budget.” The Landlord understands that at the time of the agreed upon Guaranteed Maximum Price (GMP), the Tenant Funds amount is an estimate and exact costs will not be known until project closeout. The Tenant is required, at the time of agreement of the GMP, to provide a purchase order to the Landlord for the full estimated amount of the Tenant Funds. In the event the Tenant Funds at project closeout are less than the amount agreed upon within the Project Budget, the Landlord will only bill the Tenant for the Tenant Funds that have been utilized. In the event the Tenant Funds exceed the amount agreed upon within the Project Budget, through added scope changes, the Tenant shall provide additional purchases orders to the Landlord, which will be included in the Tenant Change Request process that the Landlord’s representative administers.

5. No Agency. Nothing contained in this Tenant Work Letter shall make or constitute Tenant as the agent of Landlord.

6. Tenant Access. Provided that Tenant and its agents do not interfere with Contactor’s work in the Building and the Premises (including by the use of non-union vendors without prior coordination with Landlord), Contractor and Landlord shall allow Tenant access to the Premises at least thirty (30) days prior to the Substantial Completion of the Landlord’s TI Work without payment of Rent for the purpose of Tenant installing equipment or fixtures (including Tenant’s data and telephone equipment) in the Premises and preparing the Premises for occupancy. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 6, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 6.

7. Miscellaneous. All references in this Tenant Work Letter to a number of days shall be construed to refer to calendar days, unless otherwise specified herein. In all instances where Landlord’s or Tenant’s approval is required, if no written notice of disapproval is given within the applicable time period, at the end of that period Landlord or Tenant shall be deemed to have given approval (unless the provision requiring Landlord’s or Tenant’s approval expressly states that non-response is deemed to be a disapproval or withdrawal of the pending action or request, in which event such express statement shall be controlling over the general statement set forth in this sentence) and the next succeeding time period shall commence. If any item requiring approval is disapproved by Landlord or Tenant (as applicable) in a timely manner, the procedure for preparation of that item and approval shall be repeated. Landlord hereby acknowledges that Tenant shall not be required to restore the initial Tenant Improvements constructed in the Premises pursuant to the terms of this Tenant Work Letter upon the termination of the Lease.

8. Time Deadlines. Tenant shall use commercially reasonable, good faith, efforts and all due diligence to cooperate with the Architect, General Contractor and Landlord to complete all phases of the construction drawings set forth in this Tenant Work Letter and the permitting process and to receive the permits as soon as possible after the execution of the. The applicable dates for approval of items, plans and drawings as described in this Tenant Work Letter are set forth and further elaborated upon in Schedule 3 to this Exhibit B attached hereto (the “Time Deadlines”), attached hereto. Tenant agrees to utilize commercially reasonable efforts to comply with the Time Deadlines.

9. Rooftop Space. Tenant hereby acknowledges that to the extent either (i) any portion of the Tenant Improvements, or (ii) any of Tenant’s equipment installed in the Premises, requires a portion of the roof to be utilized by Tenant, that Tenant shall only be permitted to utilize that certain portion of the roof designated as “Zone 3” on Schedule 4 to this Exhibit B (the “Rooftop Space”).

10. Standard Tenant Improvement Package Specifications. Tenant hereby acknowledges that the Tenant Improvements are subject to the specifications set forth on Schedule 5 to this Exhibit B.

SCHEDULE 1 TO EXHIBIT B

BASE BUILDING “WARM SHELL” DELIVERY CONDITION

DESCRIPTION
SITEWORK
1. Exterior hardscape and landscape, including site lighting, perimeter sidewalks, street curbs, miscellaneous site furnishings, and bio-retention basins
2. Surface parking lot
3. Bike racks in exterior parking lot and bike lockers in podium parking garage for pro rata allocation amongst Tenants
4. Campus electrical vehicle charging stations for pro rata allocation amongst Tenants
5. Exterior amenities space including all hardscape and landscape, lighting, and recreational infrastructure (volleyball/basketball sport court, bocce ball, trellis)
6. Bus stop wind screens for local commuter shuttle service
7. Service yard foundation, structure, covered enclosure, and waterproofing for trash containers and dedicated nitrogen storage area for allocation amongst tenants per lease agreement
8. Foundation and enclosure for Landlord provided diesel powered emergency generator
9. Loading dock with at-grade shipping/receiving area with (2) hydraulic scissor lifts

STRUCTURE
1. Pile supported structural slab-on-grade foundation system consisting of steel-reinforced concrete auger-cast piles, pile caps, and horizontal grade beams
2. Steel superstructure consisting of steel columns, girders, beams, and concrete slab on composite metal deck, with live load capacity of 125 psf (reducible)
3. Type II A construction, code required primary structural fireproofing
4. Slab edge fire safing
5. Lateral seismic system utilizing buckling-restrained braced frames. Importance factor is 1.0
6. Roof deck framing with live load capacity of 20 psf
7. Mechanical platform and roof penthouse with live load capacity of 75 psf
8. Roof screen

DESCRIPTION
9. Floor to floor height of 17’, all floors (podium at 14’)
10. Framed openings for Base Building utility risers
11. Stairs and stair enclosures per code requirements, including enclosure doors, handrails, and guardrails. Roof penthouse access for (1) set of stairs
12. Window washing davit bases and arms
13. Miscellaneous metals items and/or concrete pads for Base Building equipment

ROOFING
1. 60 MIL single-ply thermoplastic polyolefin (TPO) white or gray roof membrane
2. Rigid insulation, flashing, and sealants
3. Roofing penetrations for Base Building equipment/systems
4. Walkway pads along roof perimeter, outside of screened area

EXTERIOR
1. Non load-bearing glazed aluminum curtain wall and glass fiber reinforced concrete (GFRC) panel building enclosure system
2. Building entrances and openings
3. Opening for freight elevator access in Service Yard
4. Service Yard overhead door, serving Base Building Electrical Room
5. Service Yard rolling green screen gate

COMMON AREAS
1. Podium parking area with card reader controlled lift gate and roll-up doors
2. Build-out of Main Lobby
3. Stair enclosures painted at all building levels
4. Two (2) B-Occupancy Chemical Storage Rooms with 1-hour fire rated assembly, depressed pit (18”), and 100% outside air ventilation (900 cfm/room) for allocation amongst tenants per lease agreement.
5. Electrical Room
6. Emergency Electrical Room
7. Domestic Pump Room
8. Fire Booster Pump Room
9. Elevator Control Room
10. Telecommunications Main Point of Entry (MPOE) Room

DESCRIPTION
11. Service Yard/Loading Dock Area, including space for trash enclosure, nitrogen storage, and generator enclosure
12. Usage of Amenities Space including food service, fitness center, and recreational area (located in Building 3)

ELEVATORS
1. Two (2) passenger elevators; 3,500 lbs., 350 fpm
2. One (1) freight elevator; 5,000 lbs., 200 fpm
3. Recessed elevator pits for three (3) elevators

TENANT AREAS

1.  Restroom Cores: one (1) set per floor including Men’s and Women’s Restrooms with (1) ADA shower each with bench and lockers, ceramic tile floors and wet walls, solid surface countertops, floor mounted metal partitions, hard lid ceiling, down lights and ADA low-flow plumbing fixtures

2. Janitor Closet – one (1) per floor
3. Stud wall framing at restroom core to underside of slab
4. Fire-rated assembly at restroom core to 6” above ceiling
5. Electrical Room – one (1) per floor consisting of concrete floor, unfinished drywall and taped walls, no ceiling
6. Intermediate Distribution Frame (IDF) Room – one (1) per floor consisting of concrete floor, unfinished drywall and taped walls, no ceiling
7. Accessible “Patio” – Fifth Floor only. Landlord-maintained retractable davit arms stored in enclosure on Tenant patio.
8. Finishes at common corridors on floors with multiple Tenants
9. Shaft enclosures for Base Building system risers

FIRE PROTECTION
1. Fire booster pump room including fire department connection, alarm valve, and fire sprinkler booster pump
2. Wet fire protection system (risers, Core area risers, distribution piping, and sprinkler heads)
3. Stair risers, distribution piping, and sprinkler heads for core and shell coverage

DESCRIPTION
4. Primary distribution and sprinkler heads adequate for “Ordinary Hazard, Group 2” for core and shell coverage
5. Fire extinguisher cabinets at core areas
6. Fire safing at Base Building vertical penetrations, including penetrations for mechanical, electrical, and plumbing systems

PLUMBING
1. Building storm and overflow drainage system, including site underground storm sewer system and connection to storm sewer mains
2. Sand/Oil separator with connection to street
3. Domestic water service with backflow prevention and Base Building risers to Tenant spaces
4. Domestic water booster pump
5. Building lab waste consisting of underslab piping under podium parking, risers, and stubs in Tenant space
6. Lab waste connection to sanitary sewer, lab waste sampling port at connection
7. Building sanitary sewer service with piping distribution to restroom cores and risers stubbed in Tenant space
8. Domestic sanitary sewer connection to street
9. Main water meter and irrigation meter
10. One (1) roof mounted electric water heater serving all Restrooms
11. Core restroom plumbing fixtures compliant with accessibility requirements

NATURAL GAS
1. Medium pressure natural gas service to Building
2. Natural gas riser to the roof and service to Base Building boilers
3. Natural gas riser to the roof capped for future use

HEATING, VENTILATION, AIR CONDITIONING
1. Two (2) 90,000 cfm 100% outside air roof mounted air handlers serving Tenant lab spaces, allocation to Tenant space: standard 22,500 cfm per unit per floor (connected to standby power)
2. Two (2) 40,000 cfm supply/return roof mounted air handlers serving Tenant office spaces, allocation to Tenant space: standard 10,000 cfm per unit per floor
3. Two (2) 5,000 MBH input gas fired hot water boilers (connected to standby power)

DESCRIPTION
4. Two (2) 500 ton centrifugal chillers
5. Two (2) 500 ton cooling towers
6. Secondary mechanical equipment, including pumps, roof ducting, piping, valves, manifolds, etc. to support Base Building mechanical systems
7. Hot water pipe risers, stubbed in Tenant space
8. Reheat coils within core areas
9. Vertical supply air duct risers
10. Vertical return air duct risers
11. Supply air duct distribution, VAV terminals, equipment connections, insulation, air terminals, dampers, hangers, etc. within core areas
12. Two (2) roof mounted dilution lab exhaust fan systems with 94,000 cfm capacity each, allocation to Tenant space: standard 23,500 cfm per system per floor (connected to standby power)
13. Exhaust air duct distribution, exhaust air valves, equipment connections, insulation, air terminals, dampers, hangers, etc. within core areas
14. Restroom exhaust for Base Building restrooms
15. Ventilation system for Base Building Electrical Room
16. Exhaust fan, side wall grille supply, and fire smoke dampers for ventilation of Base Building Electrical Rooms on each floor
17. Building Management System (BMS) for core area and Landlord infrastructure

ELECTRICAL
1. Site campus medium voltage distribution system with connection to PG&E grid
2. 5,000 amp 480/277V Base Building substation with underground primary feeder to campus main switchgear
3. Standard power bus duct risers providing 400 amps per floor
4. One (1) 1500 kW diesel standby power generator
5. Standby power bus duct risers providing 188 kW per floor
6. Automatic transfer switch for Tenant load
7. Lighting and power distribution for core areas
8. Base Building common area life safety emergency lighting/signage
9. Distributed Antenna System (DAS) consisting of head-end system, roof-mounted antenna, and 2” conduit risers in stair shafts. No coverage within Tenant premises.

DESCRIPTION
FIRE ALARM
1. Base Building fire alarm system with devices in core areas
2. Fire Alarm Termination Cabinet (FATC) within each Electrical Room

TELEPHONE/DATA
1. Underground local fiber optic & telephone conduit only to MPOE Room
2. Two (2) 4” conduit risers from MPOE to Intermediate Distribution Frame (IDF) Room on each floor
3. Sleeves for future conduit riser from IDF Rooms to the roof; Landlord approval required for use
4. Campus telecommunications loop consisting of two (2) 4” conduits, linking existing and future buildings on campus
5. One (1) 4” conduit security communications loop
6. Two (2) 4” conduits connecting Building 3 MPOE Room with Building 4 MPOE Room

SECURITY
1. Card access at Building entries
2. Video surveillance and intercom system at entrance and receiving doors of the Building
3. Main Lobby desk for future security operations. Security guard scope TBD

SCHEDULE 2 TO EXHIBIT B

LEED REQUIREMENTS

The following is a list of LEED prerequisites and credits that all tenants are required to meet compliance for their associated tenant-occupied spaces beyond the current Core & Shell project scope. By signing this lease, tenants are agreeing to comply with all of the outlined requirements.

-Water Efficiency Prerequisite 1 and Credit 3, Water Use Reduction

•	All toilets in the core or those that are tenant-installed shall be dual-flush toilets or “high-efficiency,” using 1.28 gallons per flush (gpf) or less.

•	All urinals shall be waterless or ultra low-flow e.g., 0.125gpf or less.

•	Bathroom faucets are required to have flow restrictors limiting flow to .5 gallons per minute (gpm). Kitchen and breakroom faucets to allow 2.0 gpm.

- Energy and Atmosphere Prerequisite 2, Minimum Energy Performance, and Credit 1, Optimize Energy Performance

•	Envelope must meet the following requirements:

•	Walls: U = 0.082

•	Roof: U = 0.039

•	Curtain Glazing: U = 0.27, SHGC = 0.29 (Viracon)

•	Mechanical (Based on B3) systems must comply with the following:

•	Chiller Efficiency: 0.549 kw/ton

•	Boiler Efficiency: 93%

•	Plumbing (Based on B3) must comply with the following:

•	Water heater efficiency: 96%

•	Lighting requirements are as follows:

•	Office Spaces > 250 ft2: 0.75 w/sf

•	Office Spaces <= 250 ft2: 1.0 w/sf

•	Lab Spaces: 1.4 w/sf

-Energy and Atmosphere Credit 4, Enhanced Refrigerant Management

•	Tenants should specify HVAC systems that minimize refrigerant impact by avoiding refrigerants entirely or using systems that reduce their harmful impacts.

•	Tenants should not install or retain fire suppression systems with CFCs, HCFCs, or halons.

-Energy and Atmosphere Credit 5, Measurement & Verification

•	Tenants will be required to submeter

-Indoor Environmental Quality Prerequisite 1, Minimum Indoor Air Quality (IAQ) Performance

•	Tenant-installed mechanical ventilation systems must meet the requirements of ASHRAE 62.1-2007 sections 4-7.

-Indoor Environmental Quality Credit 1, Outdoor Air Delivery Monitoring

•

For mechanical ventilation systems that predominantly serve densely occupied spaces (those with a design occupant density greater than or equal to 25 people per 1000 sq. ft), tenants shall install a CO2 sensor within each densely occupied space.

•

For all other mechanical ventilation systems, provide an outdoor airflow measurement device capable of measuring the minimum outdoor airflow rate at all expected system operating conditions within 15 percent of the design minimum outdoor air rate.

-Indoor Environmental Quality Credit 5, Indoor Chemical and Pollutant Source Control

•	Walk off mats are installed at all building main entrances as part of the core and shell scope.

•

All rooms that contain chemicals or pollutants (such as copy rooms, photo labs, laundry, and janitorial rooms) must be built with deck-to-deck full-height walls and self-closing doors, separate ventilation systems with minimum .50 cfm/sqft exhaust fans, and containment drains for appropriate disposal of hazardous liquids

•	Tenants must also install MERV – 13 filters for all return and outside air intakes in regularly occupied mechanically ventilated spaces

-Indoor Environmental Quality Credit 6, Controllability of Systems - Thermal Comfort

•	Tenants shall provide thermal and ventilation controls for:

•	At least 50 percent of the occupants that enable adjustment to suit individual needs and preferences & all shared multi-occupant spaces where transient groups must share controls.

-Indoor Environmental Quality Credit 7, Thermal Comfort - Design

•	HVAC design must meet requirements of ASHRAE 55-2004, specifically in reference to air temperature, radiant temperature, humidity, and air speed

SCHEDULE 3 TO EXHIBIT B

TIME DEADLINES

SCHEDULE 4 TO EXHIBIT B

ROOFTOP SPACE

SCHEDULE 5 TO EXHIBIT B

STANDARD TENANT IMPROVEMENT PACKAGE SPECIFICATIONS

[[ATTACHED]]

TENANT IMPROVEMENT CONSTRUCTION MANUAL

TI CONSTRUCTION RULES, REQUIREMENTS, AND STANDARDS

THE COVE AT OYSTER POINT

101 OYSTER POINT BOULEVARD

SOUTH SAN FRANCISCO, CALIFORNIA

TABLE OF CONTENTS

Tenant Improvement Construction Manual Overview	3
Base Building Warm Shell Delivery Condition	4
Tenant Improvement Construction Logistics & Coordination	5
Design References	6
Interior Finishes	7
Window Treatments	7
Lighting Temperature	10
Paint Color	10
Emergency Evacuation Signage	10
Base Building Systems & Conditions	11
Base Building Alterations	11
Base Building Systems Access	12
Tenant Sub-Metering	12
Building Management System (BMS)	13
Emergency Systems	13
Laboratory Waste	14
Security Systems	15
IDF & Utilities	17
Leadership in Energy and Environmental Design (LEED)	19
Climate Action Plan	21
Identification Signage	22

APPENDICES
The Cove Master Campus Site Plan	Appendix A
Base Building Warm Shell Delivery Condition: Building 4	Appendix B
Evacuation Signage Details: Building 4	Appendix C
Roof Zone Designations: Building 4	Appendix D
Exterior Façade Signage Installation Details: Building 4	Appendix E
Generator & Automatic Transfer Switch Description: Building 4	Appendix F
Project Directory: Building 4	Appendix G

TENANT IMPROVEMENT CONSTRUCTION MANUAL OVERVIEW

The Tenant Improvement (TI) Construction Manual is intended to provide direction to new Tenants and Tenants’ Contractors and Consultants during TI construction at The Cove. It serves as an instructive guide on common building systems, procedures, finishes, and campus design and construction requirements.

While every reasonable care has been taken in preparing the information contained in this guide, neither HCP, Inc. nor its appointed consultants are responsible for any inaccuracy or change and any loss or damage (whether direct or consequential) arising therefrom. All information is subject to change as may be approved or required by relevant jurisdictional authorities.

If there are conflicts between the Lease and its other Exhibits, including the Workletter, and the TI Manual, the Lease and its other Exhibits supersede the TI Manual in all cases.

BASE BUILDING WARM SHELL DELIVERY CONDITION

Refer to Appendix B for Landlord delivery conditions and Tenant responsibilities.

TENANT IMPROVEMENT CONSTRUCTION LOGISTICS & COORDINATION

1. LABOR REQUIREMENTS

All labor working on TI projects at The Cove must be unionized. Contracts with non-union labor forces will not be permitted during any active Landlord construction of any portion of the campus.

2. CONSTRUCTION SITE SAFETY

All TI construction personnel are required to take a base building and site safety orientation through the base building General Contractor during any active Landlord construction of any portion of the campus.

3. CONSTRUCTION LOGISTICS

If any portion of TI construction coincides with any portion of the base building construction, the TI Contractor shall coordinate with the base building Contractor regarding construction logistics, including but not limited to: use of elevator, use of man lift and operator during concurrent building construction, parking, removal of debris, insurance requirements, TCRs, and site safety.

DESIGN REFERENCES

1. AS-BUILT DRAWINGS AND 3D BIM MODEL

Resources:

As-built drawings and a 3D BIM model of the base building will be provided by the Landlord. The as-built drawings consist of Architectural, Structural, Mechanical, Electrical, Plumbing, and Civil Drawings for the shell. In situations where there is a conflict between 2D Drawings and the 3D model, the 3D model governs.

List of Reference Documents:

•	General Information

•	Architectural Drawings

•	Structural Drawings

•	Mechanical Drawings

•	Electrical Drawings

•	Plumbing Drawings

•	Building Maintenance Drawings (EBM)

•	Civil Drawings

•	Corrosion Control

•	Landscape Drawings

•	Security Drawings

•	Project Manual

•	Basis of Design (BOD) for Shell Mechanical, Electrical, Plumbing, and Fire Protection

•	Master Signage Program

•	Base Building ERRCS (DAS) Drawings

INTERIOR FINISHES

1. WINDOW TREATMENTS

1a. Window Shades

Window shades shall be chain operated and consist of a roller, brackets to support the roller, a flexible fabric carried by the roller, a means of attaching the material to the roller, a bottom bar, and a chain operator to lift and lower the shade. Refer to Appendix G for the window shade manufacturer’s contact information.

Window shade and associated soffit suspension details are provided in Figures 1-4 below:

Fig. 1: Condition 1a: TI ceiling elevation matches exterior window mullion elevation – Single Shade

Fig. 2: Condition 1b: TI ceiling elevation matches exterior window mullion elevation – Double Shade

Fig. 3: Condition 2: TI ceiling elevation does not match exterior window mullion elevation

Fig. 4: Soffit Suspension Detail

Window Shade Specifications

•	Screening Fabric – Sheer Weave 4903

•	Style: SW 700

•	Color: V28 Slate

•	Material Openness Factor: 3%

•	Material UV Blockage: 97%

•	Please see attached details

Window Blackout Shade Specifications:

•	Blackout Fabric – Sheer Weave 7000 pvc free

•	Style: SW 700

•	Colors: V40 Onyx (color side facing windows)

•	Black Out outboard of sheer fabric

1b. Window Film

Window film as specified below is required where any casework, fixed furniture, new walls, or other solid objects will be located against the window. Refer to Appendix G for the window film manufacturer’s contact information:

Window Film Specifications:

•	Window Works Custom Film: The Gray Lady 03-631

•	Underlay Custom Film with clear 4 mil Anti-Graffiti film

2. LIGHTING TEMPERATURE

Lighting temperature shall remain between 3500 K and 4000 K for all interior Tenant spaces, unless alternate direction is given and/or approved by the Landlord.

3. PAINT COLOR

All fixed Tenant improvements, including but not limited to braced frames, columns, partitions, etc., within 2 feet of exterior windows shall be painted Dunn Edwards DE6368 Walrus.

4. EMERGENCY EVACUATION SIGNAGE

Emergency evacuation signs shall meet building standards. Refer to Appendix C for details.

BASE BUILDING SYSTEMS & CONDITIONS

1. BASE BUILDING ALTERATIONS

1a. Landlord Approval:

Any base building alterations resulting from TI design and construction require written Landlord approval.

1b. Structural Modifications:

Any structural modifications to the base building are a Tenant cost and responsibility. Structural modifications to the base building are subject to review from the shell structural engineering team at the Tenant’s cost.

In the event that structural modifications to the base building are needed as part of the TI build-out, including but not limited to alterations to the slab and structural reinforcement, the following process will be observed:

1.	TI Structural Engineer will propose design and modifications to existing structure.

2.	TI Structural Engineer will provide Landlord with all necessary signed and sealed drawings and calculations required for review.

3.	TI Structural design and modifications will be sent to base building Structural Engineer for review and approval.

•	Base building Structural Engineer review rates are as follows:

•	Engineering time: $155-160/hr.

•	Management time: $180/hr.

•	Base building Structural Engineer review turnaround time will generally be one week.

•	The base building Structural Engineer review rates and timeframe provided here are general estimates. Tenants are responsible for all costs associated with the TI.

4.	Upon completion of base building team review:

a.	If approved: No further action required, construction may proceed.

b.

If not approved: TI Structural Engineer shall address and respond to base building Structural Engineer comments. Construction may not proceed until both engineering parties have reviewed and approved of structural modifications.

1c. Roofing Modifications:

Any and all roofing alterations must be completed by the base building Roofing Subcontractor—refer to Appendix G for contact information.

Modifications outside of Tenant’s designated roof zone shall require written Landlord approval. Under no circumstance shall penetrations to the building’s penthouse roof be permitted.

Base building roof zone designations are shown in the attached Appendix D for reference. The depicted zones are designated areas for any Tenant-installed equipment serving the respective Tenant spaces. Spaces designated for Landlord use or a potential vivarium can be utilized as overflow for Tenant space allocations pending Landlord approval.

1d. Temporary Opening of Building Envelope:

The building envelope can be opened to allow for access and material delivery as described below:

Individual glass lites can be removed from the exterior for replacement glass in the event of breakage or to create a small opening for building access. Individual curtain wall units and perimeter caulking can be removed and re-installed if a larger opening is needed for hoist-bay access to deliver materials into the building, at the Tenant’s cost, pending the Landlord’s written approval. Any enclosure openings require Landlord approval and coordination with ongoing construction and campus operations. All building enclosure work must be performed by the base building envelope subcontractor; refer to Appendix G for contact information.

2. BASE BUILDING SYSTEMS ACCESS

TI design and construction shall provide access to base building systems (ex. fire smoke damper) with Landlord approval for access point locations.

3. TENANT SUB-METERING

Tenants shall provide sub-metering for utilities as described below:

•	BTU Meter: ONICON Model F-1200

Every floor and/or Tenant is required to install a BTU meter for tracking usage of the heating water system.

•	Natural Gas Meter: ONICON Model F5100

Every Tenant requiring specific natural gas must install a meter to track their usage.

•	Water Meter(s): ONICON Model F1200

Every Tenant requiring water (domestic or industrial) must install a meter to track their usage.

•	Electrical Meter (Standard & Standby Power): Power Logic PM5000 series meter

Every Tenant who requires electrical power must install a meter on each floor where they derive power at or near each buss tap (two (2) per floor for standard and standby power). Each meter will require an enclosure, CTs per phase, 120V power, and a network connection back to the head end system. Square D, who is furnishing the front end panel, will visit the site to program the system and add the Tenant onto the system. The TI Controls Contractor will be required to coordinate with the Square D representative to pull their points in and include them in the graphics. Refer to Appendix G for contact information for the supplier and for Square D.

Tenant sub-metering must tie into the base building BMS system.

4. BUILDING MANAGEMENT SYSTEM (BMS)

Each warm-shell delivered Cove building is equipped with a Controls Building Management System (BMS). Tenants may have their own systems, but must also connect to the base building system. The BMS system is Distech Controls. The TI Contractor must use Distech Controls on any build outs or upgrades to maintain proper connection to the system, ensure consistent programming, and simplify maintenance of the BMS control system. The communication protocol for the BMS is BACNet.

Distech uses Tridium-based ECnet-Ax software to use in a PC/Server Building Supervisor. The Ax software provides graphical interface, trending, alarms, and alarm notification, with storage and archiving on the PC/Supervisor. The Distech GFX programming plug-in is used in device level controllers for creating and modifying equipment control sequences.

Hardware Standards:

1. Supervisor Controller: JACE EC-BOS 6 (minimum size Tridium JACE with extended memory)

2. VAV (Variable Air Volume): ECV-VAV Controller

3. CV (Constant Volume): ECB-VAV Controller

4. EV (Exhaust Valve): ECB-VAV Controller

5. Reheat Valve: Bellimo valve with modulating actuator (2-10 vdc.)

6. Thermostats

a.	Thermostat with display: Distech EC-Smart-Vue

b.	Thermostat with CO2 sensor (for high occupancy rooms): Distech EC-Smart-Vue-C

c.	Thermostat with motion sensor: Distech EC-Smart-Vue-M

7. Temperature Sensors: BAPI 10K type 2 or equal

Graphics to be Coordinated by TI Contractor:

1.	Graphics Pages: All new equipment to have its own graphics page; miscellaneous meters to have their own graphics pages; trending and alarming to have their own graphics pages.

2.	Zoning Plan: Each floor to have a color-coded zoning plan showing thermostat locations, space temperature/set point, zone number, and CO2 read outs.

5. EMERGENCY SYSTEMS

5a.	Fire Alarm System:

The fire alarm system manufacturer is Honeywell Fire-Lite. The Tenant is responsible for fire alarm installation in Tenant spaces and connection to the base building fire alarm system. Refer to Appendix G for the base building emergency system Subcontractor’s contact information.

The base building fire alarm system is for code-required life safety use only. Tenant use of system for non-life safety purposes is not permitted.

5b.	Sprinkler System:

The base building includes an interior sprinkler system for shell coverage. The base building sprinkler system shall be signed off by South San Francisco Fire Department prior to TI tie-in.

The sprinkler systems shall be monitored by the fire alarm system by both waterflow switches and tamper switches on the control valves. Prior to connecting to the base building sprinkler system, the Tenant’s Contractor must notify the fire alarm company that the system will be out of service and back in service by the end of day. The Tenant’s Contractor must notify the fire alarm company prior to performing any filling of pipes, whether during the day, night, or weekend.

5c.	Standby Generator & Power:

Refer to Appendix F, attached, for Generator & Automatic Transfer Switch Description.

5d.	Emergency Responder Radio Coverage System (ERRCS) / DAS First Responder System:

The Emergency Responder Radio Coverage System (ERRCS), also known as the Distributed Antenna System (DAS), is a building wide system, consisting of dedicated conduit and multiple antennae and repeaters per floor that serve to provide amplified wireless service for communication amongst emergency first responders.

Please note that this system will NOT be used to amplify personal cellular services within the building.

The base building is equipped with an ERRCS as required by the City of South San Francisco. The base building installation consists of the head-end system, roof mounted antenna, and conduit risers in stair shafts. The Tenant must coordinate the design and installation of the horizontal ERRCS within Tenant spaces. This scope includes but is not limited to: antenna repeaters, rated conduit, tie-in to base building system, programming, and jurisdictional required system testing. All ERRCS work must be coordinated using Cupertino Electric, Inc.; refer to Appendix G for contact information.

The base building ERRCS is for code-required life safety use only. Tenant use or tie-in are not permitted.

6. LABORATORY WASTE

Labs are required to connect to the lab waste system, separate from the domestic waste system, to prevent contamination. A sampling manhole is provided on the lab waste line exterior to the building, prior to the connection of the lab waste line to the sanitary sewer line directed to the municipal sewer system. Refer to the plumbing drawings for location.

7. SECURITY SYSTEMS

The base building security program includes the following:

1.

Card access control system with card reader locations at all building entry/exit points, base building stairwells, and all passenger and freight elevator carriages. See base building security drawings for reference.

2.	Video surveillance at the entrance and receiving doors of the buildings. See base building security drawings for reference.

3.	Intercom at the entrance and receiving doors of the buildings. See base building security drawings for reference.

The Tenant should consider the following security options to incorporate the base building systems into a Tenant security program:

1.	Access Control System

Base Building Security Information:

•	Base building access card system reads both older proximity cards in 125kHz format and newer high frequency cards in the HID iClass format.

•	Base building access card reader model: HID RP40

•	Base building access card format: HID Corporate 1000 Format

•	Part Number: 1386LGGMN MC-1000 Format# H2004333 (*Base building cards are ordered by property management)

•	Assigned to HCP Oyster Point III, LLC

•

Base building system is manufactured by Lenel and uses the OnGuard software application. The Tenant may choose to install a suite-specific card access control system at the Tenant’s own responsibility and cost. The Tenant may be able to use their own security access card for access into the base building system depending on compatibility with the base building system outlined above.

Elevator (both passenger and freight) access can be programmed according to Tenant preferences during business hours. The Tenant may program elevators to be open-access to the Tenant floors, allowing deliveries to access the Tenant space, or require security card access to floors, which would require a Tenant representative to escort deliveries in the elevator. After-hours operation will require a Tenant representative to escort non-Tenant personnel up from building perimeter areas to Tenant areas.

Tenant security card readers will not be allowed on the base building system; the Tenant may instead install a supplemental card access system within the Tenant space. The Tenant has the option of making Tenant access cards compatible with the base building access system in order that employees use a single access card throughout the base building and interior tenant spaces. Should the Tenant exercise this option, the Tenant’s responsibilities would include:

•

Providing the Property Manager with the current Tenant access card format and facility code along with three (3) numbered sequential test cards in order to verify compatibility with the base building system.

•	Providing the Property Manager with the name and contact information of the Administrator for the system.

•	Coordinating with the Property Manager the protocol for adding and deleting users from the base building system cardholder database.

•	If the Tenant chooses not to provide their existing access card information to the Landlord, the Tenant can use a base building-issued card for parking and perimeter building access only.

2.	Video Surveillance System:

The Tenant may choose to install in-suite video surveillance systems at the Tenant’s own responsibility and cost. The base building video surveillance system is provided at critical common entry areas on the first floor. Forensic incident information in those areas may be obtained when requested through Property Management. See base building security drawings for reference. Additional Tenant-installed exterior surveillance is subject to Landlord written approval.

3.	Intrusion Alarm System:

The Tenant may choose to install in-suite intrusion alarm system at the Tenant’s own responsibility and cost. The Tenant shall provide the name and contact information of the monitoring firm to the Property Manager in case of alarm activation. In addition, all licensing and permits are the responsibility of the Tenant. For integration of a base building stairwell access card reader with the Tenant space intrusion alarm system, the Tenant security vendor shall install a double pole double throw (DPDT) contact that allows for dual compatibility with the base building system and the Tenant intrusion panel.

4.	Intercom System:

The Tenant may choose to have the building intercom systems connected to their suite at the Tenant’s own responsibility and cost. The Tenant has two options for intercom system connectivity as outlined below.

Intercom System Operation:

•	Visitors contact the Tenant’s suite master intercom directly from the perimeter intercom locations.

•	Direct voice communication and video authentication of the visitor through the intercom application.

•

Remote activation to the unlock feature allows the visitor to enter the building at the Tenant’s discretion. Please note that a pre-determined schedule with Property Management will limit the hours that the remote unlock feature will be functional.

Option A – Hardwired Intercom System:

If selected, the Tenant shall consider the following information as it relates to construction and operation of the Tenant space:

•	Intercom devices will be hardwire connected to the base building network

•	Number of devices required per Tenant’s desires and device locations in-suite

•	See product data sheets for compatible models of hardwired video intercom stations, listed below:

•	SNOM 760 IP Master station

•	Stentofon IP Master station

Option B – Wireless Intercom Device:

The Tenant may choose to have a wireless intercom device via a suite specific Wireless Access Point (WAP). The master intercom station software application shall run on Apple Mini-iPads. The wireless intercom device is functional within the constraints of the wireless communication signal area provided through the WAP. Please note, that due to the WAP being on the house security network, the device will need to be dedicated to security and cannot be installed on private devices.

If selected, the Tenant shall consider the following information as it relates to construction and operation of the Tenant space:

•	Devices will be connected to the base building network

•	Type of wall mount (if desired) and quantity of mini iPads required for the desk charging station

•	Anticipated intercom locations (Required for WAP installation locations as part of the TI build-out)

8. IDF AND UTILITIES

8a.	IDF Rooms:

IDF rooms are vertically stacked above the ground floor main point of utility entry MPOE Room. Conduit risers are provided within IDF rooms on each floor for Tenants to tie into the MPOE (two (2) 4” conduits per floor) and are allotted per the lease agreement. Sleeves are provided between floors and require Landlord approval prior to Tenant use. Any roof penetrations for conduit is the responsibility of the TI Contractor. The Tenant is responsible for providing the required ventilation in IDF rooms.

8b.	Campus Interconnecting Conduit:

A campus interconnecting conduit loop connecting all Cove buildings is available for Tenant use subject to Landlord approval. Refer to the site utility drawings for routing layout.

8c.	Utilities Provided:

1.	Telephone/Data:

Infrastructure provided via two (2) 4” conduits with pull string. Tenant must coordinate pulling cable with phone/data service provider in order to receive service. The provided conduits are designed to AT&T requirements.

2.	Natural Gas & Electric: PG&E

Refer to base building drawings for electric and gas stub locations.

3.	Internet & Cable:

Infrastructure provided via one (1) 2” conduit and one (1) 4” conduit with pull string. Tenant must coordinate pulling cable with internet and cable service provider in order to receive service. The provided conduits are designed to Comcast requirements.

4.	Water: Calwater

LEADERSHIP IN ENERGY AND ENVIRONMENTAL DESIGN (LEED)

1. BASE BUILDING LEED CERTIFICATION

The following is a list of LEED pre-requisites and credits that all Tenants are required to meet for their associated Tenant-occupied spaces beyond the current Core and Shell project scope, to maintain the Core and Shell LEED Silver Certification. By signing the Lease, Tenants are agreeing to comply with all of the outlined requirements.

•	Water Efficiency Prerequisite 1 and Credit 3, Water Use Reduction

•	All toilets in the core or those that are Tenant-installed shall be dual-flush toilets or “high-efficiency,” using 1.28 gallons per flush (gpf) or less.

•	All urinals shall be waterless or ultra low-flow e.g., 0.125 gpf or less.

•	Bathroom faucets are required to have flow restrictors limiting flow to .5 gallons per minute (gpm).

•	Kitchen and breakroom faucets to allow 1.8 gpm.

•	Energy and Atmosphere Prerequisite 2, Minimum Energy Performance, and Credit 1, Optimize Energy Performance

•	Envelope must meet the following requirements:

•	Walls: U = 0.082

•	Roof: U = 0.039

•	Curtain Glazing: U = 0.27, SHGC = 0.29 (Viracon)

•	Mechanical (Based on B3) systems must comply with the following:

•	Chiller Efficiency: 0.549 kw/ton

•	Boiler Efficiency: 93%

•	Plumbing (Based on B3) must comply with the following:

•	Water heater efficiency: 96%

•	Lighting requirements are as follows:

•	Office Spaces > 250 ft2: 0.75 w/sf

•	Office Spaces ≤ 250 ft2: 1.0 w/sf

•	Lab Spaces: 1.4 w/sf

•	Energy and Atmosphere Credit 4, Enhanced Refrigerant Management

•	Tenants should specify HVAC systems that minimize refrigerant impact by avoiding refrigerants entirely or using systems that reduce their harmful impacts.

•	Tenants should not install or retain fire suppression systems with CFCs, HCFCs, or halons.

•	Energy and Atmosphere Credit 5, Measurement & Verification

•	Tenants will be required to sub-meter

•	Indoor Environmental Quality Prerequisite 1, Minimum Indoor Air Quality (IAQ) Performance

•	Tenant-installed mechanical ventilation systems must meet the requirements of ASHRAE 62.1-2007

•	sections 4-7.

•	Indoor Environmental Quality Credit 1, Outdoor Air Delivery Monitoring

•

For mechanical ventilation systems that predominantly serve densely occupied spaces (those with a design occupant density greater than or equal to 25 people per 1000 sq. ft), Tenants shall install a CO2 sensor within each densely occupied space.

•

For all other mechanical ventilation systems, provide an outdoor airflow measurement device capable of measuring the minimum outdoor airflow rate at all expected system operating conditions within 15 percent of the design minimum outdoor air rate.

•	Indoor Environmental Quality Credit 5, Indoor Chemical and Pollutant Source Control

•	Walk off mats are installed at all building main entrances as part of the core and shell scope.

•	744331.07/WLA

•	375072-00001/12-9-15/gjn/gjn

•

All rooms that contain chemicals or pollutants (such as copy rooms, photo labs, laundry, and janitorial rooms) must be built with deck-to-deck full-height walls and self-closing doors, separate ventilation systems with minimum .50 cfm/sqft exhaust fans, and containment drains for appropriate disposal of hazardous liquids

•	Tenants must also install MERV – 13 filters for all return and outside air intakes in regularly occupied

•	mechanically ventilated spaces

•	Indoor Environmental Quality Credit 7, Thermal Comfort - Design

•	HVAC design must meet requirements of ASHRAE 55-2004, specifically in reference to air temperature, radiant temperature, humidity, and air speed

2. TENANT IMPROVEMENT LEED CERTIFICATION

All TIs are required to achieve and obtain ID+C LEED Silver certification.

CLIMATE ACTION PLAN

The Tenant shall fully comply with all present or future programs addressing the City of South San Francisco Climate Action Plan (CAP), as required by the City.

IDENTIFICATION SIGNAGE

Refer to the Master Sign Program for detailed information.

•	Campus Monument Signage:

Campus monument signage is provided at various locations on the site. Tenant names/logo are not permitted on the campus monuments.

•	Building-Specific Monument Signage:

Building-specific monument signage is provided in front of each building. Tenant will have a dedicated space for name/logo. Logos for all Tenants will be monochrome per Landlord color scheme.

•	Directional Monument Signs:

Campus directional signage is provided at various locations on the site. Signs include building addresses and Landlord directional text. Tenant names/logo are not permitted on the campus directional monument signs.

•	Interior Lobby Signage:

Each Tenant has dedicated space for signage in the building’s common lobby.

If the Tenant has explicit rights to building façade signage per the Lease, the following sections apply:

•	Exterior Building Façade Signage:

Tenant must abide by the Master Sign Program for location, size, and design of exterior building façade signage.

•

Refer to Appendix E for required exterior façade signage installation details. Building envelop penetrations must be completed by the base building envelope subcontractor; refer to Appendix G for contact information.

•	Façade Signage Illumination:

If illuminated, exterior façade signage must be halo-illuminated or internally illuminated per the Master Signage Program. There are provisions within the curtain wall allowing power to reach exterior façade signage, however the Tenant will be responsible for all costs and responsibilities associated with implementing exterior signage and any power requirements.

•	Recommended Vendor: Arrow Signs

All signage must be approved in writing by Landlord prior to installation. Refer to Appendix G for Arrow Signs’ contact information.

APPENDIX A

The Cove Master Campus Site Plan

THE COVE
MASTER SITE PLAN PHASE 3
SAN FRANCISCO BAY
101 FREEWAY
CALTRAIN TRACKS
proposed hotel
B1
B2
B3
B4
B5
B6
B7
retail
parking structure
OYSTER POINT BLVD.
VETERANS BLVD.

APPENDIX B

Base Building Warm Shell Delivery Condition: Building 4

The Cove at Oyster Point

Building 4

Oyster Point Boulevard

South San Francisco, CA 94080

Warm Shell Landlord Delivery Condition

DESCRIPTION	Landlord	Tenant	Landlord at Tenant’s Expense
SITEWORK
1. Exterior hardscape and landscape, including site lighting, perimeter sidewalks, street curbs, miscellaneous site furnishings, and bio-retention basins	X
2. Surface parking lot	X
3. Bike racks in exterior parking lot and bike lockers in podium parking garage for pro rata allocation amongst Tenants	X
4. Campus electrical vehicle charging stations for pro rata allocation amongst Tenants	X
5. Electric vehicle charging fees		X
6. Exterior amenities space including all hardscape and landscape, lighting, and recreational infrastructure (volleyball/basketball sport court, bocce ball, trellis)	X
7. Bus stop wind screens for local commuter shuttle service	X
8. Service yard foundation, structure, covered enclosure, and waterproofing for trash containers and dedicated nitrogen storage area for allocation amongst tenants per lease agreement	X
9. Nitrogen sources and all associated infrastructure/systems (tanks, generator, piping, etc.)		X
10. Foundation and enclosure for Landlord provided diesel powered emergency generator	X
11. Loading dock with at-grade shipping/receiving area with (2) hydraulic scissor lifts	X
STRUCTURE
1. Pile supported structural slab-on-grade foundation system consisting of steel-reinforced concrete auger- cast piles, pile caps, and horizontal grade beams	X

DESCRIPTION	Landlord	Tenant	Landlord at Tenant’s Expense
2. Steel superstructure consisting of steel columns, girders, beams, and concrete slab on composite metal deck, with live load capacity of 125 psf (reducible)	X
3. Type II A construction, code required primary structural fireproofing	X
4. Slab edge fire safing	X
5. Cover to conceal slab edge fire safing		X
6. Supplemental structural members for additional tenant loads, vibration criteria, or tenant standards		X
7. Lateral seismic system utilizing buckling-restrained braced frames. Importance factor is 1.0	X
8. Roof deck framing with live load capacity of 20 psf	X
9. Mechanical platform and roof penthouse with live load capacity of 75 psf	X
10. Supplemental structural support for tenant roof equipment, including but not limited to galvanized beams on platform, grating, rails, and all associated fireproofing		X
11. Roof screen	X
12. Floor to floor height of 17’, all floors (podium at 14’)	X
13. Framed openings for Base Building utility risers	X
14. Framed openings for Tenant utility risers in predetermined spaces		X
15. Stairs and stair enclosures per code requirements, including enclosure doors, handrails, and guardrails. Roof penthouse access for (1) set of stairs	X
16. Column furring		X
17. Window washing davit basis and arms	X
18. Miscellaneous metals items and/or concrete pads for Base Building equipment	X
19. Miscellaneous metals items and/or concrete pads for Tenant equipment		X
ROOFING
1. 60 MIL single-ply thermoplastic polyolefin (TPO) white or gray roof membrane	X
2. Rigid insulation, flashing, and sealants	X
3. Roofing penetrations for Base Building equipment/systems	X
4. Roofing penetrations for Tenant equipment/systems		X

DESCRIPTION	Landlord	Tenant	Landlord at Tenant’s Expense
5. Walkway pads along roof perimeter, outside of screened area	X
6. Walkway pads to Tenant equipment		X
7. Roofing alterations due to Tenant changes		X
8. Penthouse roof penetrations – not allowed	N/A	N/A	N/A
EXTERIOR
1. Non load-bearing glazed aluminum curtain wall and glass fiber reinforced concrete (GFRC) panel building enclosure system	X
2. Building entrances and openings	X
3. Opening for freight elevator access in Service Yard	X
4. Service Yard overhead door, serving Base Building Electrical Room	X
5. Service Yard rolling green screen gate	X
COMMON AREAS
1. Podium parking area with card reader controlled lift gate and roll-up doors	X
2. Build-out of Main Lobby	X
3. Stair enclosures painted at all building levels	X
4. Two (2) B-Occupancy Chemical Storage Rooms with 1- hour fire rated assembly, depressed pit (18”), and 100% outside air ventilation (900 cfm/room) for allocation amongst tenants per lease agreement.	X

5.  Improvements to Chemical Storage Room, including changes in occupancy, installation of grating, ramping, self-contained bunkers, exhaust, exhaust risers, etc. The total exhaust for the room is not to exceed 900 cfm without prior written Landlord approval.

X
6. Electrical Room	X
7. Emergency Electrical Room	X
8. Domestic Pump Room	X
9. Fire Booster Pump Room	X
10. Elevator Control Room	X
11. Telecommunications Main Point of Entry (MPOE) Room	X
12. Service Yard/Loading Dock Area, including space for trash enclosure, nitrogen storage, and generator enclosure	X

DESCRIPTION	Landlord	Tenant	Landlord at Tenant’s Expense
13. Usage of Amenities Space including food service, fitness center, and recreational area (located in Building 3)	X
ELEVATORS
1. Two (2) passenger elevators; 3,500 lbs., 350 fpm	X
2. One (1) freight elevator; 5,000 lbs., 200 fpm	X
3. Recessed elevator pits for three (3) elevators	X
4. No elevator access to roof	N/A	N/A	N/A
5. Smoke guards at elevators on Tenant floors, if required		X
WINDOW TREATMENT
1. Furnish and install Building Standard shades for all windows per Tenant Improvement Construction Manual		X
2. Window treatment at vision glass windows/curtain wall to address perimeter lab bench/casework installation. Treatment to adhere to Building Standards per Tenant Improvement Construction Manual.		X
TENANT AREAS

1.  Restroom Cores: one (1) set per floor including Men’s and Women’s Restrooms with (1) ADA shower each with bench and lockers, ceramic tile floors and wet walls, solid surface countertops, floor mounted metal partitions, hard lid ceiling, down lights and ADA low-flow plumbing fixtures

X
2. Janitor Closet – one (1) per floor	X
3. Stud wall framing at restroom core to underside of slab	X
4. Fire-rated assembly at restroom core to 6” above ceiling	X
5. Wall assembly at restroom core to underside of slab (fire-rating as required)		X
6. Electrical Room – one (1) per floor consisting of concrete floor, unfinished drywall and taped walls, no ceiling	X
7. Future Electrical Room		X
8. Intermediate Distribution Frame (IDF) Room – one (1) per floor consisting of concrete floor, unfinished drywall and taped walls, no ceiling	X

DESCRIPTION	Landlord	Tenant	Landlord at Tenant’s Expense
9. Future IDF Room		X
10. Finish (wall finish, flooring, ceiling) IDF and Electrical Rooms		X
11. Accessible “Patio” – Fifth Floor only. Landlord-maintained retractable davit arms stored in enclosure on Tenant patio.	X
12. Finishes of inside face at Tenant side of core partitions		X
13. Modifications to core areas to accommodate Tenant requirements		X
14. Partitions, ceilings, flooring, painting, finishes, doors, frames, hardware, millwork, casework, and tenant improvement build-out		X
15. Fixed or movable casework		X
16. Laboratory Equipment		X
17. Chemical Fume Hoods and Bio Safety Cabinets		X
18. Finishes at common corridors on floors with multiple Tenants	X
19. Shaft enclosures for Base Building system risers	X
20. Shaft enclosures for Tenant risers		X
FIRE PROTECTION
1. Fire booster pump room including fire department connection, alarm valve, and fire sprinkler booster pump	X
2. Wet fire protection system (risers, Core area risers, distribution piping, and sprinkler heads)	X
3. Stair risers, distribution piping, and sprinkler heads for core and shell coverage	X
4. Primary distribution and sprinkler heads adequate for “Ordinary Hazard, Group 2” for core and shell coverage	X
5. All additional distribution piping, drop heads, and related equipment within Tenant premises		X
6. Modification of sprinkler piping and head locations to suit Tenant layout and occupancy type alterations		X
7. Specialized extinguishing systems		X
8. Pre-action dry pipe systems		X
9. Fire extinguisher cabinets at core areas	X
10. Fire extinguisher cabinets in Tenant Premises		X

DESCRIPTION	Landlord	Tenant	Landlord at Tenant’s Expense
11. Fire safing at Base Building vertical penetrations, including penetrations for mechanical, electrical, and plumbing systems	X
12. Fire safing at Tenant vertical penetrations, including penetrations for mechanical, electrical, and plumbing systems		X
PLUMBING
1. Building storm and overflow drainage system, including site underground storm sewer system and connection to storm sewer mains	X
2. Sand/Oil separator with connection to street	X
3. Domestic water service with backflow prevention and Base Building risers to Tenant spaces	X
4. Domestic water booster pump	X
5. Domestic water distribution within Tenant Premises		X
6. Domestic water service sub meters at Tenant tie-ins		X
7. Building lab waste consisting of underslab piping under podium parking, risers, and stubs in Tenant space	X
8. Lab waste distribution within Tenant space		X
9. Lab waste connection to sanitary sewer, lab waste sampling port at connection	X
10. Building sanitary sewer service with piping distribution to restroom cores and risers stubbed in Tenant space	X
11. Domestic sanitary sewer connection to street	X
12. Sanitary sewer distribution servicing Tenant space		X
13. Main water meter and irrigation meter	X
14. One (1) roof mounted electric water heater serving all Restrooms	X
15. Core restroom plumbing fixtures compliant with accessibility requirements	X
16. Tenant restroom plumbing fixtures compliant with accessibility requirements		X
17. Process equipment and piping		X
NATURAL GAS
1. Medium pressure natural gas service to Building	X
2. Natural gas riser to the roof and service to Base Building boilers	X
3. Natural gas riser to the roof capped for future use	X

DESCRIPTION	Landlord	Tenant	Landlord at Tenant’s Expense
4. Natural gas service, pressure regulator, and meter for Tenant equipment		X
5. Natural gas piping from Base Building stub at roof to Tenant equipment area		X
6. Natural gas pipe distribution within Tenant Premises		X
HEATING, VENTILATION, AIR CONDITIONING
1. Two (2) 90,000 cfm 100% outside air roof mounted air handlers serving Tenant lab spaces, allocation to Tenant space: standard 22,500 cfm per unit per floor (connected to standby power)	X
2. Two (2) 40,000 cfm supply/return roof mounted air handlers serving Tenant office spaces, allocation to Tenant space: standard 10,000 cfm per unit per floor	X
3. Two (2) 5,000 MBH input gas fired hot water boilers (connected to standby power)	X
4. Two (2) 500 ton centrifugal chillers	X
5. Two (2) 500 ton cooling towers	X
6. Secondary mechanical equipment, including pumps, roof ducting, piping, valves, manifolds, etc. to support Base Building mechanical systems	X
7. Hot water pipe risers, stubbed in Tenant space	X
8. Hot water pipe distribution within Tenant Premises		X
9. Reheat coils within Tenant Premises		X
10. Reheat coils within core areas	X
11. Vertical supply air duct risers	X
12. Vertical return air duct risers	X
13. Supply air duct distribution, VAV terminals, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises.		X
14. Supply air duct distribution, VAV terminals, equipment connections, insulation, air terminals, dampers, hangers, etc. within core areas	X
15. Two (2) roof mounted dilution lab exhaust fan systems with 94,000 cfm capacity each, allocation to Tenant space: standard 23,500 cfm per system per floor (connected to standby power)	X
16. Exhaust air duct distribution, exhaust air valves, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises		X

DESCRIPTION	Landlord	Tenant	Landlord at Tenant’s Expense
17. Exhaust air duct distribution, exhaust air valves, equipment connections, insulation, air terminals, dampers, hangers, etc. within core areas	X
18. Restroom exhaust for Base Building restrooms	X
19. Specialty exhaust for tenant needs, including “H” & “L” Occupancy zones		X
20. Specialty cooling for tenant needs		X
21. Ventilation system for Base Building Electrical Room	X
22. Exhaust fan, side wall grille supply, and fire smoke dampers for ventilation of Base Building Electrical Rooms on each floor	X
23. Ventilation of IDF Rooms		X
24. Building Management System (BMS) for core area and Landlord infrastructure	X
25. BMS (compatible with Landlord’s system) within Tenant Premises monitoring Tenant infrastructure		X
ELECTRICAL
1. Site campus medium voltage distribution system with connection to PG&E grid	X
2. 5,000 amp 480/277V Base Building substation with underground primary feeder to campus main switchgear	X
3. Standard power bus duct risers providing 400 amps per floor	X
4. One (1) 1500 kW diesel standby power generator	X
5. Standby power bus duct risers providing 188 kW per floor	X
6. Automatic transfer switch for Tenant load	X
7. Standby power distribution within Tenant Premises		X
8. Uninterrupted power supply (UPS) for tenant systems		X
9. Lighting and power distribution for core areas	X
10. Lighting and power distribution for Tenant Premises		X
11. Electrical sub-metering for Tenant power at standard and standby duct risers		X
12. Base Building common area life safety emergency lighting/signage	X
13. Tenant Premises life safety emergency lighting/signage		X
14. Tenant panels, transformers, etc. in addition to Base Building		X

DESCRIPTION	Landlord	Tenant	Landlord at Tenant’s Expense
15. Distributed Antenna System (DAS) consisting of head-end system, roof-mounted antenna, and 2” conduit risers in stair shafts. No coverage within Tenant premises.	X

16.  Supplementary Distributed Antenna System (DAS) design & construction as required to achieve city-required DAS signal coverage within Tenant premises, consisting of (but not limited to) antenna repeaters, rated conduit, tie-in to Base Building System, programming, and jurisdictional required system testing

X
FIRE ALARM
1. Base Building fire alarm system with devices in core areas	X
2. Fire Alarm Termination Cabinet (FATC) within each Electrical Room	X
3. Fire alarm sub panels and devices for Tenant Premises with integration into Base Building system		X
4. Alteration to fire alarm system to facilitate Tenant program		X
TELEPHONE/DATA
1. Underground local fiber optic & telephone conduit only to MPOE Room	X
2. Underground local fiber optic & telephone carrier service to MPOE Room for Tenant Services		X
3. Two (2) 4” conduit risers from MPOE to Intermediate Distribution Frame (IDF) Room on each floor	X
4. Sleeves for future conduit riser from IDF Rooms to the roof; Landlord approval required for use	X
5. Conduit from IDF to the roof		X
6. Tel/Data cabling from MPOE to IDF Rooms		X
7. Tel/data infrastructure including, but not limited to, servers, computers, phone systems, switches, routers, equipment racks, ladder racks, etc.		X
8. Audio visual systems and support		X
9. Cabling from Tenant IDF Room to all Tenant locations, within the suite and exterior to the suite, if needed		X
10. Campus telecommunications loop consisting of two (2) 4” conduits, linking existing and future buildings on campus	X

DESCRIPTION	Landlord	Tenant	Landlord at Tenant’s Expense
11. One (1) 4” conduit security communications loop	X
12. Two (2) 4” conduits connecting Building 3 MPOE Room with Building 4 MPOE Room	X
SECURITY
1. Card access at Building entries	X
2. Card access into or within Tenant Premises on separate Tenant installed and managed system		X
3. Video surveillance and intercom system at entrance and receiving doors of the Building	X
4. Main Lobby desk for future security operations. Security guard scope TBD	X

APPENDIX C

Evacuation Signage Details: Building 4

DES
ARCHITECTS
ENGINEERS

14"
14"
EVACUATION PLAN
101 Oyster Point
Floor 1
IN CASE OF FIRE OR EMERGENCY, USE NEAREST EXIT DOOR OR STAIRS.
DO NOT USE THE ELEVATOR
Stair
CALL 9911 FIRE/POLICE/MEDICAL
1/2" square brushed steel post mounts

Material: Non-glare Plexi Glass with 5 color screen printed graphics.

Type: Roboto Condensed Regular
Height = 13/16"
EVACUATION PLAN
Type: Roboto Condensed Light
Height: 1/2"
101 Oyster Point
Type: Roboto Condensed Regular
Height: 5/8"
Floor 1
Type: Roboto Condensed Regular
Height: 1/4"
IN CASE OF FIRE OR EMERGENCY, USE NEAREST EXIT DOOR OR STAIRS.
DO NOT USE THE ELEVATOR
Type: Roboto Condensed Regular
Height: 1/8"
Exit
Exit Path
Stair
Elevator
Type: Roboto Condensed Regular
Type: Roboto Condensed Regular
CALL 9911 FIRE/POLICE/MEDICAL
Type: Roboto Condensed Bold
Height: 7/16"

Material: Non-glare Plexi Glass with 5 color screen printed graphics.

APPENDIX D

Roof Zone Designations: Building 4

Zone 1	2nd Floor Use
Zone 2	3rd Floor Use
Zone 3	4th Floor Use
Zone 4	5th Floor Use
Zone 5	Landlord Use/Potential Vivarium

MECHANICAL PENTHOUSE FLOOR PLAN

APPENDIX E

Exterior Façade Signage Installation Details: Building 4

Parapet cap could be removed if need be
Come in from somewhere in here

BRITANNIA COVE OYSTER POINT B4
SOUTH SAN FRANCISCO, CALIFORNIA
ARCHITECT: DES
CONTRACTOR: HATHAWAY DINWIDDIE

5.04

Come in thru the top panel
1/5.36

BRITANNIA COVE OYSTER POINT B4
SOUTH SAN FRANCISCO, CALIFORNIA
ARCHITECT: DES
CONTRACTOR: HATHAWAY DINWIDDIE

2.04

APPENDIX F

Generator & Automatic Transfer Switch Description: Building 4

February 19, 2015

Reference: Britannia Cove, So San Francisco

Collicutt Energy would like to quote the standby generator, generator set accessories and automatic transfer switches.

Outdoor Application: Bldg #4

Engine Generator Description: EPA CERTIFIED TIER II: UL2200 RATED Diesel packaged generator set rated for 1500kW standby duty, 277/480 VAC, 3 Phase, 60Hz, and included the accessories shown below:

130 degree C, rated alternator, with voltage regulator, and permanent magnet excitation for 300% current protection

Alternator strip heater, 120/240V

Air cleaner with service indicator

Lubricating oil cooler

Lube oil

Factory mounted fuel filter assembly

Lubricating oil filters

Pumps, fuel priming, jacket water, and lube oil

Coolant thermostats and housing

Unit mounted radiator, rated 122 degrees

Engine coolant and antifreeze

Electronic isochronous governor system

Formed steel base

Exhaust manifold

Electric starter motor, 24 VDC

Lead cadmium-starting batteries with rack and cables

Engine charging alternator, 24 VDC

Battery heater, 120V

Battery charger, 24 VDC, 10 amps with low voltage, high voltage and charge failure alarm relays

Jacket coolant heater, 240 VAC

Sound Attenuated Weather Protective Enclosure rated 75 dba @ 23’

Heavy-duty gauge steel metal construction, powder coated baked paint Fixed intake & outlet louver, lockable gasketed doors, rust free door hinges and locks

AC load center, single phase 120/240 w/ incandescent lights and wiring of heaters and battery charger Lube oil, coolant and fumes disposal lines terminated on the base frame

Load tap box mounted to exterior of generator set enclosure wired to generator addl 2500AT protective breaker

Critical grade silencer mounted within enclosure

1350 Gallon UL142 sub base tank mounted below generator enclosure

12 Hour rating @ 100% load conditions

Five gallon spill/fill w/ 95% overfill prevention valve

Dual wall construction/ rupture basin w/leak alarm wired to control panel

2’ manual fill — internal located with normal and emergency relief venting

High/low fuel alarms, leak alarm sensor wired to control panel

(UL2085 protected tank not provided or requested in electrical narrative)

Vibration spring isolators with anchorage calculations.

Kohler Control Panel, Unit mounted: Decision Maker 550 Digital

Unit mounted

Generator control/instrument panel includes:

Control & Monitoring

Digital ammeter, voltmeter and frequency meter

Ammeter/voltmeter phase selector switch

Voltage adjust rheostat

Automatic/manual start-stop control

Engine Control switch for off/reset, auto start, manual start, and stop

Cycle cranking

Cool down timer

Emergency Stop push button

Safety shutdown protection and LED indicators for:

Low oil pressure, high coolant temp., over crank, over speed,

emergency stop, spare alarms, spare shutdowns

NFPA 110 alarm module to include flashing LEDs and horn to annunciate:

High coolant temperature alarm, low coolant temperature alarm,

low oil pressure alarm, low DC volts alarms, system not in

automatic model, low fuel level, battery charger malfunction

Digital display for:

Coolant temp., oil pressure, service hours, engine RPM, system DC volts, system diagnostic codes

Panel light with on/off switch

3000-amp, 100% rated main line circuit breaker, LSI, 3 poles, mounted in generator extension box (standard lugs supplied)

2500-amp, 100% rated load bank circuit breaker, LSI, 3 poles, mounted in generator extension box

AUTOMATIC TRANSFER SWITCHES/BYPASS ISOLATION: KOHLER

Location	Qty	Size
ATS	1	1200 amp, three poles, four wire
ATS	1	1000 amp, four poles, four wire
ATS	1	260 amp, four poles, four wire

Programmed (1000A & 1200A) & Open transition (260A) rated automatic transfer switch consisting of the following:

Under voltage sensing of normal source

Under voltage sensing of emergency source

Time delay to override momentary normal source

Time delay on retransfers to normal

Time delay to control contact transition time on transfer to either source

Programmable voltage and frequency sensing

Programmable load test function to simulate normal power failure

Contact to close on failure to normal source to initial engine starting

Auxiliary contacts closed in normal position

Auxiliary contacts closed in emergency position

UL1008 listed

Nema 1 enclosure

GENERATOR TESTING

Kohler factory prototype test reports provided for verification of testing requirements.

Collicutt Energy shall perform demonstration of system functions; start up assistance, verification of interface of generator set and automatic transfer switch and building load transfer tests.

Engine generator load testing for two hours at unity power factor with recording of electrical functions. Kohler service dept to provide load banks and 50’ cable for testing purposes. Installation contractor must provide drayage if area is beyond provided cable run. End user training provided.

Kohler five year limited warranty

APPENDIX G

Project Directory

Landlord

HCP, Inc.

HCP Oyster Point III LLC

950 Tower Lane, Suite 1650

Foster City, CA 94404

Contact: Scott Bohn

Project Management

Project Management Advisors, Inc.

1 Tower Place, Suite 200

South San Francisco, CA 94080

Contact: Jerry Colomb

Base Building General Contractor

Hathaway Dinwiddie Construction

250 East Grand, Suite 40

South San Francisco, CA 94080

Contact: Sara Carmody

Base Building Architect

DES Architects + Engineers, Inc.

399 Bradford Street

Redwood City, CA 94063

Contact: Kevin Norman

Base Building Structural Engineer

DES Architects + Engineers, Inc.

399 Bradford Street

Redwood City, CA 94063

Contact: Kevin Norman

Window Shade Manufacturer

Mariak

575 West Manville Street

Rancho Dominguez, CA 90220

Contact: Greg Sison

Window Film Manufacturer

Window Works

400 Reed Street

Santa Clara, CA 95050

Contact: Asia Bautista

Roof Installer

Alcal Specialty Contracting, Inc.

42950 Osgood Road

Fremont, CA 94539

Contact: Jaime Arellano

Electric Meter Supplier

Graybar

Contact: Robert Menzies

Electric Meter Programming

Square D

Contact: Joe Kneiss

Building Envelope

Walters & Wolf

2990 3rd Street

San Francisco, CA 94107

Base Building Emergency Systems

Cupertino Electric, Inc.

1132 North 7th Street

San Jose, CA 95112

Contact: Tony Locatelli

Signage

Arrow Sign Company

1051 46th Avenue

Oakland, CA 94601

Contact: Jeremy Blackburn

EXHIBIT C

THE COVE AT OYSTER POINT

NOTICE OF LEASE TERM DATES

TENAYA THERAPEUTICS

171 Oyster Point, 5TH Floor

South San Francisco, CA 94080

Re:

That certain Lease dated September 6, 2016 by and between HCP OYSTER POINT III, LLC, a Delaware limited liability company (“Landlord”) and TENAYA THERAPEUTICS, a Delaware corporation (“Tenant”), as successor by assignment from THE COLUMN GROUP, LLC for a certain premises located at 171 Oyster Point Boulevard, 5th Floor, South San Francisco, California 94080.

In accordance with the Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.	The Lease Term shall commence on or has commenced on June 1, 2017 for a term of ninety-six (96) months ending on May 31, 2025.

2.	Base Rent commenced to accrue on June 1, 2017, in the amount of $78,497.25.

3.	Your rent checks should be made payable to:

HCP Life Science Reit

File 55142

Los Angeles, California 90074-1142

4.	The exact number of rentable/usable square feet within the Premises is 32,370 square feet.

5.	Tenant’s Share based upon the number of usable square feet within the Premises is 24.38%.

“LANDLORD”: HCP OYSTER POINT III, LLC, a Delaware limited liability company

By:	/s/ Jonathan M. Bergschneider
	Its:	Senior Managing Director
Agreed to and Accepted as of , 20 . “TENANT”: TENAYA THERAPEUTICS A Delaware corporation

By:	/s/ JeenJoo S. Kang
	Its:	President

EXHIBIT D

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Lease (the “Lease”) made and entered into as of                     , 20     by and between                              as Landlord, and the undersigned as Tenant, for Premises consisting of a portion of the building located at                                         , California, certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on                     , and the Lease Term expires on                     , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project, except as expressly set forth in the Lease.

3. Base Rent became payable on                     .

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord’s mortgagee.

7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                     . The current monthly installment of Base Rent is $                            .

8. To Tenant’s actual knowledge, without inquiry, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder. The Lease does not require Landlord to provide any rental concessions or to pay any leasing brokerage commissions except as expressly set forth therein.

9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease. Neither Landlord, nor its successors or assigns, shall in any event be liable or responsible for, or with respect to, the retention, application and/or return to Tenant of any security deposit paid to any prior landlord of the Premises, whether or not still held by any such prior landlord, unless and until the party from whom the security deposit is being sought, whether it be a lender, or any of its successors or assigns, has actually received for its own account, as landlord, the full amount of such security deposit.

10. To Tenant’s actual knowledge, without inquiry, as of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

11. If Tenant is a corporation or partnership, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13. Tenant is in full compliance with all federal, state and local laws, ordinances, rules and regulations affecting its use of the Premises, including, but not limited to, those laws, ordinances, rules or regulations relating to hazardous or toxic materials. Tenant has never permitted its agents, employees or contractors to engage in the generation, manufacture, treatment, use, storage, disposal or discharge of any hazardous, toxic or dangerous waste, substance or material in, on, under or about the Project or the Premises or any adjacent premises or property in violation of any federal, state or local law, ordinance, rule or regulation.

14. To the undersigned’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full. All work (if any) in the common areas required by the Lease to be completed by Landlord has been completed and all parking spaces required by the Lease have been furnished and/or all parking ratios required by the Lease have been met.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                      on the          day of                     , 20        .

“Tenant”:

,
a

By:
Its:

By:

Its:

EXHIBIT E

ENVIRONMENTAL QUESTIONNAIRE

ENVIRONMENTAL QUESTIONNAIRE

FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Property Name:

Property Address:

Instructions: The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0	PROCESS INFORMATION

Describe planned use, and include brief description of manufacturing processes employed.

2.0	HAZARDOUS MATERIALS

Are hazardous materials used or stored? If so, continue with the next question. If not, go to Section 3.0.

2.1 Are any of the following materials handled on the Property?	Yes ☐ No ☐

(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.

☐ Explosives	☐ Fuels	☐ Oils
☐ Solvents	☐ Oxidizers	☐ Organics/Inorganics
☐ Acids	☐ Bases	☐ Pesticides
☐ Gases	☐ PCBs	☐ Radioactive Materials
☐ Other (please specify)

2-2.

If any of the groups of materials checked in Section 2.1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below. If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each category separately.

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

2-3.	Describe the planned storage area location(s) for these materials. Please include site maps and drawings as appropriate.

3.0	HAZARDOUS WASTES

Are hazardous wastes generated?	Yes ☐ No ☐

If yes, continue with the next question. If not, skip this section and go to section 4.0.

3.1	Are any of the following wastes generated, handled, or disposed of (where applicable) on the Property?

☐ Hazardous wastes	☐ Industrial Wastewater
☐ Waste oils	☐ PCBs
☐ Air emissions	☐ Sludges
☐ Regulated Wastes	☐ Other (please specify)

3-2.	List and quantify the materials identified in Question 3-1 of this section.

WASTE GENERATED	RCRA listed Waste?	SOURCE	APPROXIMATE MONTHLY QUANTITY	WASTE CHARACTERIZATION	DISPOSITION

3-3.	Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.

Transporter/Disposal Facility Name	Facility Location	Transporter (I) or Disposal (D) Facility	Permit Number

3-4.	Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? Yes ☐ No ☐

3-5.	If so, please describe.

4.0	USTS/ASTS

4.1

Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)?        Yes___No___

If not, continue with section 5.0. If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

Capacity	Contents	Year Installed	Type (Steel, Fiberglass, etc)	Associated Leak Detection / Spill Prevention Measures*

*Note:	The following are examples of leak detection / spill prevention measures:

Integrity testing	Inventory reconciliation	Leak detection system
Overfill spill protection	Secondary containment	Cathodic protection

4-2.	Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

4-3. Is the UST/AST registered and permitted with the appropriate regulatory agencies?	Yes ☐ No ☐

If so, please attach a copy of the required permits.

4-4.

If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

4-5. If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property?	Yes ☐ No ☐

If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

4-6. For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?	Yes ☐ No ☐

For new tenants, are installations of this type required for the planned operations?

Yes  ☐    No  ☐

If yes to either question, please describe.

5.0	ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0	REGULATORY

6-1. Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit?	Yes ☐ No ☐

If so, please attach a copy of this permit.

6-2. Has a Hazardous Materials Business Plan been developed for the site?	Yes ☐ No ☐

If so, please attach a copy.

CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:

Name:

Title:

Date:

Telephone:

EXHIBIT F

TENANT’S PROPERTY

The following items, to the extent (i) not purchased with the Tenant Improvement Allowance or Additional Improvement Allowance, and (ii) not tied into the Base Building systems, shall be deemed “Tenant’s Property”:

1.	All moveable furniture and equipment that is not “built-in”.

2.	Moveable lab casework (other than “built-in” lab casework), including moveable lab benches.

3.	Servers, server racks and back-up batteries.

4.	Furniture.

5.	Portable fume hoods.

6.	Biosafety cabinets.

EXHIBIT G

FORM OF AGREEMENT FOR ADDITIONAL MONTHLY BASE RENT

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (“Amendment”) is made and entered into as of                     , 2017, by and between HCP OYSTER POINT III LLC, a Delaware limited partner (“Landlord”), and THE COLUMN GROUP, LLC, a Delaware limited liability company (“Tenant”).

R E C I T A L S :

A. Landlord and Tenant are parties to that certain Lease dated August         , 2016, (the “Lease”), pursuant to which Tenant leases the fifth (5th) floor (the “Premises”) containing approximately 32,370 rentable square feet of space in the building located at 171 Oyster Point Boulevard, South San Francisco, California (the “Building”).

B. Landlord and Tenant desire to amend the Lease on the terms and conditions set forth in this Amendment.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Terms. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Amendment.

2. Additional TI Allowance. Pursuant to the terms of Section 4 of the Tenant Work Letter attached to the Lease as Exhibit B, Tenant was entitled to a First Additional TI Allowance and a Second Additional TI Allowance of up to $647,400.00 each. Notwithstanding any provision to the contrary contained in the Lease, Landlord and Tenant hereby acknowledge and agree that Tenant has utilized                      and     /100 Dollars ($                .        ) of the First Additional TI Allowance and                          and     /100 Dollars ($                .        ) of the Second Additional TI Allowance (collectively, the “Utilized Additional TI Allowance”).

4. Additional Monthly Base Rent. As a result of Tenant’s use of the Utilized Additional TI Allowance, Tenant is required to pay additional monthly Base Rent calculated as provided in Section 4 of the Tenant Work Letter, which additional monthly Base Rent shall be equal to $             per month, payable on or before the first (1st) day of each month commencing as of                     , and continuing through the expiration of the initial Lease Term.

5. No Further Modification. Except as specifically set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

LANDLORD: HCP OYSTER POINT III LLC, a Delaware limited liability company			TENANT: THE COLUMN GROUP, LLC, a Delaware limited liability company

By:	HCP-Pointe Grand, Incorporated its general partner		By:

	By:			Name:
		Jonathan M. Bergschneider Executive Vice President		Its:

By:

Name:

Its:

EXHIBIT H

FORM OF LETTER OF CREDIT

(Letterhead of a money center bank

acceptable to the Landlord)

FAX NO. [(___) ___-____] SWIFT: [Insert No., if any]	[Insert Bank Name And Address]

DATE OF ISSUE:

BENEFICIARY: [Insert Beneficiary Name And Address]	APPLICANT: [Insert Applicant Name And Address]

LETTER OF CREDIT NO.

EXPIRATION DATE: AT OUR COUNTERS	AMOUNT AVAILABLE: USD[Insert Dollar Amount] (U.S. DOLLARS [Insert Dollar Amount])

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. ___________ IN YOUR FAVOR FOR THE ACCOUNT OF [Insert Tenant’s Name], A [Insert Entity Type], UP TO THE AGGREGATE AMOUNT OF USD[Insert Dollar Amount] ([Insert Dollar Amount] U.S. DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING ON ___(Expiration Date)___ AVAILABLE BY PAYMENT UPON PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON [Insert Bank Name] WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

1. THE ORIGINAL OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

2. BENEFICIARY’S SIGNED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF [Insert Landlord’s Name], A [Insert Entity Type] (“LANDLORD”) STATING THE FOLLOWING:

“THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD, EITHER (A) UNDER THE LEASE (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE, HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD                      IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, OR THE TERMINATION OF SUCH LEASE, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF [Insert Bank Name]’S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO. ___________ AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST THIRTY (30) DAYS PRIOR TO THE PRESENT EXPIRATION DATE.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ________________ AS THE RESULT OF THE REJECTION, OR DEEMED REJECTION, OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED, UNDER SECTION 365 OF THE U.S. BANKRUPTCY CODE.”

SPECIAL CONDITIONS:

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS STANDBY LETTER OF CREDIT.

ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING. [Please Provide The Required Forms For Review, And Attach As Schedules To The Letter Of Credit.]

ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

ALL BANKING CHARGES ARE FOR THE APPLICANT’S ACCOUNT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE WE SEND YOU NOTICE BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD. SAID NOTICE WILL BE SENT TO THE ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER. ANY NOTICE TO US WILL BE DEEMED EFFECTIVE ONLY UPON ACTUAL RECEIPT BY US AT OUR DESIGNATED OFFICE. IN NO EVENT, AND WITHOUT FURTHER NOTICE FROM OURSELVES, SHALL THE EXPIRATION DATE BE EXTENDED BEYOND A FINAL EXPIRATION DATE OF ___ (60 days from the Lease Expiration Date).

THIS LETTER OF CREDIT MAY BE TRANSFERRED SUCCESSIVELY IN WHOLE OR IN PART ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF A NOMINATED TRANSFEREE (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S) IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM (AVAILABLE UPON REQUEST) AND PAYMENT OF OUR CUSTOMARY TRANSFER FEES, WHICH FEES SHALL BE PAYABLE BY APPLICANT (PROVIDED THAT BENEFICIARY MAY, BUT SHALL NOT BE OBLIGATED TO, PAY SUCH FEES TO US ON BEHALF OF APPLICANT, AND SEEK REIMBURSEMENT THEREOF FROM APPLICANT). IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY’S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE’S NAME IS AUTOMATICALLY SUBSTITUTED THEREFOR.

ALL DRAFTS REQUIRED UNDER THIS STANDBY LETTER OF CREDIT MUST BE MARKED: “DRAWN UNDER [Insert Bank Name] STANDBY LETTER OF CREDIT NO. ___________.”

WE HEREBY AGREE WITH YOU THAT IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AT OR PRIOR TO [Insert Time – (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS PRESENTED CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SUCCEEDING BUSINESS DAY. IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AFTER [Insert Time – (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS CONFORM WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SECOND SUCCEEDING BUSINESS DAY. AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE. IF THE EXPIRATION DATE FOR THIS LETTER OF CREDIT SHALL EVER FALL ON A DAY WHICH IS NOT A BUSINESS DAY THEN SUCH EXPIRATION DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE WHICH IS THE NEXT BUSINESS DAY.

PRESENTATION OF A DRAWING UNDER THIS LETTER OF CREDIT MAY BE MADE ON OR PRIOR TO THE THEN CURRENT EXPIRATION DATE HEREOF BY HAND DELIVERY, COURIER SERVICE, OVERNIGHT MAIL, OR FACSIMILE. PRESENTATION BY FACSIMILE TRANSMISSION SHALL BE BY TRANSMISSION OF THE ABOVE REQUIRED SIGHT DRAFT DRAWN ON US TOGETHER WITH THIS LETTER OF CREDIT TO OUR FACSIMILE NUMBER, [Insert Fax Number – (___) ___-____], ATTENTION: [Insert Appropriate Recipient], WITH TELEPHONIC CONFIRMATION OF OUR RECEIPT OF SUCH FACSIMILE TRANSMISSION AT OUR TELEPHONE NUMBER [Insert Telephone Number – (___) ___-____] OR TO SUCH OTHER FACSIMILE OR TELEPHONE NUMBERS, AS TO WHICH YOU HAVE RECEIVED WRITTEN NOTICE FROM US AS BEING THE APPLICABLE SUCH NUMBER. WE AGREE TO NOTIFY YOU IN WRITING, BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE, OF ANY CHANGE IN SUCH DIRECTION. ANY FACSIMILE PRESENTATION PURSUANT TO THIS PARAGRAPH SHALL ALSO STATE THEREON THAT THE ORIGINAL OF SUCH SIGHT DRAFT AND LETTER OF CREDIT ARE BEING REMITTED, FOR DELIVERY ON THE NEXT BUSINESS DAY, TO [Insert Bank Name] AT THE APPLICABLE ADDRESS FOR PRESENTMENT PURSUANT TO THE PARAGRAPH FOLLOWING THIS ONE.

WE HEREBY ENGAGE WITH YOU THAT ALL DOCUMENT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT [Insert Bank Name], [Insert Bank Address], ATTN: [Insert Appropriate Recipient], ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT, ___(Expiration Date)___.

IN THE EVENT THAT THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO ISSUE A DUPLICATE ORIGINAL HEREOF UPON RECEIPT OF A WRITTEN REQUEST FROM YOU AND A CERTIFICATION BY YOU (PURPORTEDLY SIGNED BY YOUR AUTHORIZED REPRESENTATIVE) OF THE LOSS, THEFT, MUTILATION, OR OTHER DESTRUCTION OF THE ORIGINAL HEREOF.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE “INTERNATIONAL STANDBY PRACTICES” (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590).

Very truly yours, (Name of Issuing Bank)

By:

EXHIBIT I

FORM OF ASSIGNMENT OF LEASE

ASSIGNMENT OF LEASE

THIS ASSIGNMENT OF LEASE (this “Agreement”) is made as of this _____ day of __________, 20__ by and between THE COLUMN GROUP, LLC, a Delaware limited liability company (“Assignor”) and __________________ (“Assignee”).

RECITALS

A. HCP OYSTER POINT III LLC, as landlord, and Assignor, as tenant, executed a lease dated ____________, 2016, for the lease of premises known as Fifth Floor, 171 Oyster Point Boulevard, South San Francisco, California (the “Lease”).

B. Assignor owns at least fifty percent (50%) of the preferred shares of Assignee, and Assignee has closed on an equity financing with a commitment of not less than Thirty Million Dollars ($30,000,000).

C. Assignor desires to assign its interest in the Lease to Assignee in accordance with the terms of Section 14.9 of the Lease, and Assignee desires to assume the obligations of Assignor under the Lease accruing after such assignment.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Lease and the mutual covenants and agreements set forth herein, Assignor and Assignee agree as follows:

1. Effective Date of Assignment. The assignment in this Agreement shall take effect on the date first set forth above (the “Effective Date”).

2. Assignment and Assumption of Lease. Assignor does by these presents grant, bargain and sell, convey, transfer and assign unto Assignee all of Assignor’s right, title and interest in and to the Lease. Assignee does hereby accept the assignment of Assignor’s right, title and interest in the Lease and assumes and agrees to pay and perform all of the terms, covenants, conditions, agreements and obligations of Assignor under the Lease accruing from and after the Effective Date.

3. Indemnification. Assignee shall defend, indemnify, protect and hold Assignor harmless from any and all losses, damages, claims, demands, liabilities, costs and expenses, including reasonable attorneys’ fees, arising from or based upon Assignee’s violation of the Lease or the negligence or willful misconduct of Assignee or its contractors, concessionaires, licensees, agents, servants, invitees, employees or anyone else for whom Assignee may be responsible after the Effective Date.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the day and year first above written.

ASSIGNOR:	ASSIGNEE:

THE COLUMN GROUP, LLC,
a Delaware limited liability company

By:	By:

Name:	Name:
Title:	Title:

LEASE

THE COVE AT OYSTER POINT

HCP OYSTER POINT III LLC,

a Delaware limited liability company

as Landlord,

and

THE COLUMN GROUP, LLC,

a Delaware limited liability company,

as Tenant.

1.	PREMISES, BUILDING, PROJECT, AND COMMON AREAS	4
2.	LEASE TERM; OPTION TERM	6
3.	BASE RENT	9
4.	ADDITIONAL RENT	9
5.	USE OF PREMISES	14
6.	SERVICES AND UTILITIES	19
7.	REPAIRS	20
8.	ADDITIONS AND ALTERATIONS	22
9.	COVENANT AGAINST LIENS	23
10.	INSURANCE	23
11.	DAMAGE AND DESTRUCTION	26
12.	NONWAIVER	27
13.	CONDEMNATION	27
14.	ASSIGNMENT AND SUBLETTING	27
15.	SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES	30
16.	HOLDING OVER	31
17.	ESTOPPEL CERTIFICATES	31
18.	SUBORDINATION	32
19.	DEFAULTS; REMEDIES	32
20.	COVENANT OF QUIET ENJOYMENT	34
21.	LETTER OF CREDIT	34
22.	COMMUNICATIONS AND COMPUTER LINE	37
23.	SIGNS	37
24.	COMPLIANCE WITH LAW	38
25.	LATE CHARGES	38
26.	LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT	38
27.	ENTRY BY LANDLORD	39
28.	TENANT PARKING	39
29.	MISCELLANEOUS PROVISIONS	39

EXHIBITS

A	OUTLINE OF PREMISES
B	TENANT WORK LETTER
C	FORM OF NOTICE OF LEASE TERM DATES
D	FORM OF TENANT’S ESTOPPEL CERTIFICATE
E	ENVIRONMENTAL QUESTIONNAIRE
F	TENANT’S PROPERTY
G	FORM OF AMENDMENT RE: ADDITIONAL MONTHLY BASE RENT
H	FORM OF LETTER OF CREDIT

Accountant	13
Advocate Arbitrators	7
Alterations	20
Base Building	20
Base Rent	7
Brokers	41
Building	4
Building Systems	19
Common Areas	4
Comparable Buildings	6
Contemplated Effective Date	28
Contemplated Transfer Space	28
Direct Expenses	8
Disputed Amounts	39
Energy Disclosure Information	18
Energy Disclosure Requirements	18
Estimate	12
Estimate Statement	12
Estimated Direct Expenses	12
Excepted Matters	42
Expense Year	8
Force Majeure	40
Generator	18, 19
Intention to Transfer Notice	27
Landlord	1
Landlord Parties	22
Landlord Repair Obligations	19
L-C	33
L-C Amount	33
Lease	1
Lease Commencement Date	5
Lease Expiration Date	5
Lease Term	5
Lease Year	5
Lines	36
Mail	40
Net Worth	29
Neutral Arbitrator	7
Nine Month Period	28
Notices	40
Objectionable Name	36
Operating Expenses	8
Option Conditions	5
Option Rent	6
Option Term	5
Outside Agreement Date	6
Premises	4
Project,	4
Sign Specifications	36
Statement	11
Subject Space	26
Summary	1
Tax Expenses	10

Tenant	1
Tenant Energy Use Disclosure	18
Tenant Signage	36
Tenant Work Letter	4
Tenant’s Accountant	12
Tenant’s Repair Obligations	19
Tenant’s Share	11
Transfer Notice	26
Transfer Premium	27
Transferee	26